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                                                                     EXHIBIT 4.1
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                                LOAN RESTRUCTURE

                                    AGREEMENT

                                      AMONG

                              KOMAG, INCORPORATED,

                                  AS BORROWER,

                              FLEET NATIONAL BANK,

                              AS RESTRUCTURE AGENT

                                       AND

                      THE RESTRUCTURE LENDERS PARTY HERETO




                            DATED AS OF JUNE 1, 2000







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                                TABLE OF CONTENTS
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ARTICLE 1  RECITALS...............................................................................1


ARTICLE 2  DEFINITIONS............................................................................2

SECTION 2.1  DEFINED TERMS........................................................................2
SECTION 2.2  OTHER DEFINITIONAL PROVISIONS.......................................................10


ARTICLE 3  THE EXISTING LOANS....................................................................10

SECTION 3.1  AMENDMENT AND RESTATEMENT OF EXISTING FACILITIES....................................10
SECTION 3.2  ACKNOWLEDGMENT OF EXISTING LOANS....................................................10
SECTION 3.3  ACKNOWLEDGMENT OF EVENTS OF DEFAULT BY THE BORROWER
                          AND WAIVER THEREOF BY RESTRUCTURE LENDERS..............................11
    (a) Net Worth................................................................................11
    (b) Profitability............................................................................11
    (c) Leverage Ratio...........................................................................12
    (d) Debt Service.............................................................................12
    (e) Quick Ratio..............................................................................12
    (f) WD Asset Acquisition.....................................................................12
    (g) No Other Event of Default................................................................12
    (h) Waiver...................................................................................12


ARTICLE 4  THE RESTRUCTURED LOANS................................................................12

SECTION 4.1  THE RESTRUCTURED LOANS..............................................................12
    (a) Restructured Notes.......................................................................12
    (b) Restructure Fee..........................................................................13

SECTION 4.2  REPAYMENT...........................................................................13
    (a) Mandatory Repayments.....................................................................13
    (b) Amortization Payments....................................................................13
    (c) Optional Payment.........................................................................14
    (d) Capital Raising Events...................................................................14
    (e) Asset Sales..............................................................................14
    (f) Cash Balance.............................................................................14
    (g) Implied Consent..........................................................................15
    (h) Allocation of Payments...................................................................15
    (i) Sharing of Payments......................................................................15

SECTION 4.3  INTEREST RATE AND PAYMENT DATES.....................................................16
    (a) Payment of Interest......................................................................16
    (b) Base Rate................................................................................16
    (c) Catch-Up Interest........................................................................16
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ARTICLE 5  GENERAL PROVISIONS CONCERNING
                          THE RESTRUCTURED LOANS.................................................16

SECTION 5.1  DEFAULT INTEREST....................................................................16
SECTION 5.2  COMPUTATION OF INTEREST.............................................................16
    (a) Calculations.............................................................................16
    (b) Determination by Restructure Agent............................................. .........16
SECTION 5.3  PAYMENTS............................................................................17
SECTION 5.4  PAYMENT ON NON-BUSINESS DAYS........................................................17
SECTION 5.5  REDUCED RETURN......................................................................17
SECTION 5.6  INDEMNITIES.........................................................................17
SECTION 5.7  REQUIREMENTS OF LAW.................................................................18
SECTION 5.8  IBJ BANK GROUP II SWAP TRANSACTIONS.................................................19
    (a) Breakage Costs...........................................................................29


ARTICLE 6  CONDITIONS PRECEDENT..................................................................20

SECTION 6.1 CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT..............................20


ARTICLE 7 REPRESENTATIONS AND WARRANTIES.........................................................21

SECTION 7.1  REPRESENTATIONS AND WARRANTIES......................................................21
    (a) Organization.............................................................................21
    (b) Authorization............................................................................21
    (c) Governmental Consents....................................................................21
    (d) Validity.................................................................................22
    (e) Financial Condition......................................................................22
    (f) Litigation...............................................................................22
    (g) Employee Benefit Plans...................................................................22
    (h) Disclosure...............................................................................22
    (i) Margin Stock.............................................................................23
    (j) Environmental Matters....................................................................23
    (k) Employee Matters.........................................................................23
    (l) Status of Dastek, Inc., Dastek (M) and DHC...............................................23
    (m) Year 2000 Compliance.....................................................................24


ARTICLE 8  COVENANTS.............................................................................24

SECTION 8.1  AFFIRMATIVE COVENANTS...............................................................24
    (a) Financial Information....................................................................24
    (b) Notices and Information..................................................................26
    (c) Corporate Existence, Etc.................................................................27
    (d) Payment of Taxes and Claims..............................................................27
    (e) Maintenance of Properties; Insurance.....................................................27
    (f) Inspection...............................................................................28
    (g) Compliance with Laws, Etc................................................................28
    (h) Proceeds of Assets and Capital Raising Events............................................28
    (i) Notification of Debt Instrument Default..................................................28
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SECTION 8.2  NEGATIVE COVENANTS..................................................................28
    (a) Adjusted Tangible Net Worth..............................................................28
    (b) Minimum Cash Balance.....................................................................29
    (c) Minimum Adjusted Net Working Capital.....................................................29
    (d) Capital Expenditures.....................................................................29
    (e) Liens, Etc...............................................................................29
    (f) Dividends, Etc...........................................................................29
    (g) Consolidation, Merger or Acquisition.....................................................29
    (h) Loans, Investments, Secondary Liabilities................................................29
    (i) Asset Sales..............................................................................31


ARTICLE 9  RESTRUCTURE EVENTS OF DEFAULT.........................................................32

SECTION 9.1  RESTRUCTURE EVENT OF DEFAULT........................................................32


ARTICLE 10  RESTRUCTURE AGENT....................................................................35

SECTION 10.1  RESTRUCTURE AGENT..................................................................35
SECTION 10.2  DELEGATION OF DUTIES, ETC..........................................................35
SECTION 10.3  INDEMNIFICATION....................................................................35
SECTION 10.4  EXCULPATORY PROVISIONS.............................................................36
SECTION 10.5  KNOWLEDGE OF DEFAULT...............................................................37
SECTION 10.6  RESTRUCTURE AGENT IN ITS INDIVIDUAL CAPACITY.......................................37
SECTION 10.7  PAYEE OF RESTRUCTURED NOTES TREATED AS OWNER.......................................37
SECTION 10.8  RESIGNATION OF RESTRUCTURE AGENT...................................................38


ARTICLE 11 CONVERSION LENDER OPTION..............................................................38

SECTION 11.1  ELECTION...........................................................................38
SECTION 11.2  CONVERSION LENDER..................................................................39
SECTION 11.3  CONVERSION DATE RIGHTS.............................................................39


ARTICLE 12 MISCELLANEOUS.........................................................................40

SECTION 12.1  AMENDMENTS, ETC....................................................................40
SECTION 12.2  NOTICES, ETC.......................................................................40
SECTION 12.3  RIGHT OF SETOFF....................................................................41
SECTION 12.4  NO WAIVER; REMEDIES................................................................41
SECTION 12.5  COSTS AND EXPENSES.................................................................41
SECTION 12.6  ASSIGNMENTS; PARTICIPATIONS........................................................43
SECTION 12.7  EFFECTIVENESS; BINDING EFFECT; GOVERNING LAW.......................................44
SECTION 12.8  CONSENT TO JURISDICTION; VENUE; AGENT FOR SERVICE OF PROCESS.......................45
SECTION 12.9  ENTIRE AGREEMENT...................................................................45
SECTION 12.10  SEVERABILITY OF PROVISIONS........................................................45
SECTION 12.11  EXECUTION IN COUNTERPARTS.........................................................45
SECTION 12.12  SURVIVAL OF CERTAIN AGREEMENTS....................................................45
SECTION 12.14  REVIVAL CLAUSE....................................................................46
SECTION 12.14  RELEASE OF ALL CLAIMS.............................................................46
SECTION 12.15  ADDITIONAL ASSURANCES.............................................................46
SECTION 12.16  CONFIDENTIALITY...................................................................47
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EXHIBIT A     FORM OF RESTRUCTURED PROMISSORY NOTE
EXHIBIT B     FORM OF ASSIGNMENT AGREEMENT
EXHIBIT C     FORM OF NONDISCLOSURE STATEMENT
EXHIBIT D     CONVERSION DOCUMENTS (SECURITIES PURCHASE AGREEMENT,
              CONVERTIBLE NOTE AND REGISTRATION RIGHTS AGREEMENT)
EXHIBIT E     JANUARY PROJECTED PERFORMANCE
SCHEDULE 1    SCHEDULE OF COMMITMENTS
SCHEDULE 2    SUBSIDIARIES AND CONSOLIDATED SUBSIDIARIES
SCHEDULE 3    EXISTING LIENS AND SECURITY INTERESTS
SCHEDULE 4    LITIGATION



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                           LOAN RESTRUCTURE AGREEMENT


               This Loan Restructure Agreement (as amended, supplemented or modified from time to time after the date hereof, the "Agreement") dated as of June 1, 2000 is entered into among KOMAG, INCORPORATED, a Delaware corporation (the "Borrower"), the lenders and their participants, if any, from time to time party hereto, together with their respective successors and assigns (each a "Restructure Lender" and collectively the "Restructure Lenders"), and FLEET NATIONAL BANK f/k/a BANKBOSTON, N.A., a national banking association ("Fleet"), as agent for the Restructure Lenders (in such capacity, the "Restructure Agent").

                                    ARTICLE 1

                                    RECITALS

                      WHEREAS, the Borrower and the FNB Bank Group are parties to that certain Amended and Restated Credit Agreement dated as of June 20, 1997 and the other agreements and documents related thereto, as amended (collectively, the "FNB Facility"); and

                      WHEREAS, as of June 1, 2000 the aggregate outstanding principal balance due from the Borrower to the FNB Bank Group under the FNB Facility is $100,000,000.00, together with interest thereon as set forth herein; and

                      WHEREAS the Borrower and DKB are parties to that certain Credit Agreement dated as of October 7, 1996 and the other agreements and documents related thereto, as amended (collectively, the "DKB Facility"); and

                      WHEREAS, as of June 1, 2000 the outstanding principal balance due from the Borrower to DKB under the DKB Facility is $35,000,000.00, together with interest thereon as set forth herein; and

                      WHEREAS, the Borrower and the IBJ Bank Group I are parties to that certain Credit Agreement dated as of December 15, 1995 and the other agreements and documents related thereto, as amended (collectively, the "IBJ Facility I"); and

                      WHEREAS, as of June 1, 2000 the outstanding principal balance due from the Borrower to the IBJ Bank Group I under the IBJ Facility I is $50,000,000.00, together with interest thereon as set forth herein; and

                      WHEREAS, the Borrower and the IBJ Bank Group II are parties to that certain Credit Agreement dated as of February 7, 1997 and the other agreements and documents related thereto, as amended (collectively, the "IBJ Facility II"); and

                      WHEREAS, as of June 1, 2000 the outstanding principal balance due from the Borrower to the IBJ Bank Group II under the IBJ Facility II is $75,000,000.00, together with interest thereon as set forth herein; and



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                      NOW, THEREFORE, based upon the recitals contained above,
which are expressly made a part of this Agreement, and the terms and conditions set forth herein, the parties agree as follows:


                                    ARTICLE 2

                                   DEFINITIONS

         SECTION 2.1 DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

              "Affiliate": As to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to vote fifty percent or more of the securities having ordinary voting power to elect the directors of such Person.

              "Agreement": As set forth in the introductory paragraph of this Agreement.

              "Adjusted Net Working Capital": At any date of determination, Current Assets minus Non-Cash Deferred Tax Assets included in Current Assets plus Future Cumulative Cash Restructuring Charges minus Current Liabilities (excluding Current Maturities of Long Term Debt).

              "Adjusted Tangible Net Worth": At any date of determination, Consolidated Total Assets plus Q3 99 Restructuring/Impairment Charges plus Future Restructuring/Impairment Charges minus Goodwill minus Consolidated Total Liabilities.

              "Assignment Agreement": As set forth in Section 12.6(a) and attached hereto as Exhibit B.

              "Bankruptcy Code": Title 11 of the United States Code, as the same may be amended from time to time.

              "Base Rate": The higher of (a) the annual rate of interest announced from time to time by Fleet at Fleet's Head Office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Restructure Agent from three (3) funds brokers of recognized standing selected by Restructure Agent.

              "Borrower": As set forth in the introductory paragraph of this Agreement.



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              "Business Day": A day other than a Saturday, Sunday or a day on which commercial banks in California or Massachusetts are authorized or required by law to close.

              "Capital Expenditures": With respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Debt) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of at least one year or that are required to be capitalized under GAAP, in the case of the Borrower, as reflected in the cash flow statements required to be delivered pursuant to Section 8.1 hereof.

              "Capital Lease": As applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

              "Cash": Shall mean cash, cash equivalents or other investments of the type permitted in Section 8.2(h)(1).

              "Catch-Up Interest": As set forth in Section 4.3(c).

              "Claims": As set forth in Section 3.2(b).

              "Closing Costs": As set forth in Section 4.2(d).

              "Closing Date": The date when this Agreement became effective pursuant to Section 6.1.

              "Closing Date Conversion Notice": As set forth in Section 11.1.


              "Consolidated Subsidiary" or "Consolidated Subsidiaries": Any corporation or other Person more than fifty percent of the outstanding voting stock of which shall at the time be owned by the Borrower or another Consolidated Subsidiary, excluding from this definition Asahi Komag Co., Ltd., a Japanese corporation.


              "Consolidated Total Assets": As determined in accordance with GAAP.

              "Consolidated Total Liabilities": As determined in accordance with GAAP.

              "Conversion Date": As set forth in Section 11.3.

              "Conversion Documents": As set forth in Section 11.1.

              "Conversion Lender": As set forth in Section 11.2.

              "Crossroads": As set forth in Section 6.1(d).



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              "Current Assets": Shall mean, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding debts due from Affiliates.

              "Current Liabilities": Shall mean, with respect to any Person, all liabilities which should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Debt payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, but excluding debts owed to Affiliates and Current Maturities of Long Term Debt.

              "Current Maturities of Long Term Debt": As determined in accordance with GAAP.

              "DKB": The Dai-Ichi Kangyo Bank, Limited.

              "DKB Bank Group": The Dai-Ichi Kangyo Bank, Limited and its successor or permitted assignee.

              "DKB Facility": As set forth in the Recitals to this Agreement.

              "Dastek (M)": Dastek (M) SDN BHD, a Malaysian corporation.

              "Debt": As applied to any Person, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof, or (ii) evidenced by a note or similar written instrument, and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person.


              "Debt Instrument": As set forth in Section 8.2(h)(11).

              "Default Rate": As set forth in Section 5.1.

              "DHC": Dastek Holding Company, a California corporation.

              "Dollars" and "$": Dollars in lawful currency of the United States of America.

              "Employee Benefit Plan": Any Pension Plan, any employee welfare benefit plan, or any other employee benefit plan which is described in Section 3(3) of ERISA and which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.



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              "ERISA": The Employee Retirement Income Security Act of 1974, as
amended from time to time and any successor statute.

              "ERISA Affiliate": As applied to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of Section 414(b) or (c) of the Internal Revenue Code, but excluding any Subsidiary or other Person that is not a Consolidated Subsidiary.

              "Existing Defaults": As set forth in Section 3.3.

              "Existing Loans": Collectively, the loans respectively made by the lenders and participants in (i) the FNB Bank Group pursuant to the FNB Facility,
(ii) the DKB Bank Group pursuant to the DKB Facility, (iii) the IBJ Bank Group I pursuant to the IBJ Facility I and (iv) the IBJ Bank Group II pursuant to the IBJ Facility II, and in each case, in the outstanding principal amount plus accrued and unpaid interest specified on Schedule 1 as at the Closing Date.

              "Existing Facilities": The FNB Facility, the DKB Facility, the IBJ Facility I and the IBJ Facility II.

              "Existing Notes": The separate promissory notes executed by the Borrower to each lender of the FNB Bank Group, IBJ Bank Group I, IBJ Bank Group II and DKB Bank Group, respectively, in connection with the Existing Facilities.

              "Fleet": As set forth in the introductory paragraph of this Agreement.

              "FNB Bank Group": Fleet, Bank of Montreal, Bear, Stearns & Co. Inc., Comerica Bank - California, Olympus Securities, Ltd., Nelson Partners Ltd., Bank of Nova Scotia, Union Bank of California, N.A., Loeb Partners Corporation and their respective successors or permitted assignees.

              "FNB Facility": As set forth in the Recitals to this Agreement.

              "Future Cumulative Cash Restructuring Charges": Any cash restructuring charges taken in the first quarter of 2000 and beyond.

              "Future Restructuring/Impairment Charges": Any restructuring/impairment charges taken in the first quarter of 2000 and beyond.

              "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, as may be in effect from time to time.

              "GAAP Changes": As set forth in Section 2.2(b).

              "Goodwill": As determined in accordance with GAAP.



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              "IBJ Bank Group I": The Industrial Bank of Japan, Limited, as
Agent and Lender; Sanwa Bank California; Bank One, N.A.; The Mitsubishi Trust and Banking Corporation, as participants, and their respective successors or permitted assignees.

              "IBJ Bank Group II": The Industrial Bank of Japan, Limited, as Agent and Lender; The Fuji Bank, Limited; The Mitsubishi Trust and Banking Corporation; The Sumitomo Bank Limited, as lenders, and their respective successors or permitted assignees.

              "IBJ Facility I": As set forth in the Recitals to this Agreement.

              "IBJ Facility II": As set forth in the Recitals to this Agreement.

              "Indemnified Liabilities": As set forth in Section 5.6.

              "Interest Payment Date": As to each Restructured Loan until payment in full, the Restructure Maturity Date and the first Business Day of each month commencing on the first such day to occur after the Closing Date.

              "Interest Period": As set forth in Section 4.2(c).

              "Internal Revenue Code": The Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

              "Lien": Any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

              "Majority Restructure Lenders": At any time when any Restructured Loans remain outstanding, the Restructure Lenders having Restructured Loans with an unpaid principal balance equal to at least fifty-one percent of the Restructured Loans then outstanding.

              "Material Adverse Effect": As set forth in Section 7.1(f).

              "Multiemployer Plan": A "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.

              "Non-Cash Deferred Tax Assets": Shall mean, with respect to any Person, any non-cash portion of deferred tax assets included in Current Assets.

              "Nondisclosure Agreement": As set forth in Section 12.6(c) and attached hereto as Exhibit C.

              "PBGC": The Pension Benefit Guaranty Corporation, and as set forth in Section 8.1(b)(2).



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
              "Pension Plan": Any employee plan which is subject to Section 412 of the Internal Revenue Code and which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower, other than a Multiemployer Plan.

              "Permitted Liens": A lien, security interest, encumbrance or charge (a) for taxes, assessments, charges or claims of the Borrower or a Consolidated Subsidiary either not yet due or being contested in good faith by appropriate proceedings, (b) arising out of judgments or awards against the Borrower or a Consolidated Subsidiary with respect to which an appeal or other proceeding is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceedings or which is vacated or discharged within thirty (30) days after the termination of such stay, (c) materialmen's, mechanics', workers', repairmen's, employee's or other like liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith by appropriate proceedings,
(d) granted by the Borrower to the Restructure Agent or the Restructure Lenders pursuant to or in connection with this Agreement, (e) liens, deposits or pledges made to secure statutory obligations, workers' compensation claims, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of the Borrower's or a Consolidated Subsidiary's business, (f) purchase money security interests incurred or assumed with respect to property acquired, conditional sale agreements or other title retention agreements (including Capital Leases) with respect to property acquired or leased; provided, however, that no such security interest or agreement shall extend to any property other than such after-acquired or leased property and proceeds, (g) refunding, refinancing or extension of the liens or security interests permitted in the foregoing clause not exceeding the principal amount of indebtedness so refunded, refinanced or extended at the time of the refunding, refinancing or extension thereof, and applying only to the same property theretofore subject to such lien or security interest, (h) liens existing on the date hereof and identified in Schedule 3 attached hereto and incorporated herein by reference or incurred with any refunding, refinancing or extension of any such indebtedness secured by such liens, provided that such refinancing, refunding or extension shall not increase the amount, as of the date of such refinancing, refunding or extension, secured by any such lien or security interest, (i) other liens securing Debt or contingent liabilities the principal amount of which shall not exceed in the aggregate $2,000,000.00, (j) liens in property of Asahi Komag Co., Ltd., a Japanese corporation, (k) liens taken by the Borrower on its Subsidiaries, and (l) liens against DHC arising in conjunction with (i) loans from Asahi Glass Co., Ltd., or any of its affiliates, (ii) that certain Recapitalization Agreement dated as of March 1, 1993 among Asahi Glass Co., Ltd., Asahi Glass America, Inc., AGA Capital, Inc., the Borrower, Dastek, Inc. and DHC and the other documents executed in connection therewith, and (iii) the purchase of claims of third parties by the Borrower and Asahi Glass Co., Ltd. and/or its affiliates against DHC and Dastek (M).

              "Person": An individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

              "Post-Closing Conversion Documents": As set forth in Section 11.1.



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
              "Post-Closing Date Conversion Notice": As set forth in Section
11.1.

              "Potential Restructure Event of Default": A condition or event which, after notice or lapse of time or both, would constitute a Restructure Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

              "Prohibited Assignee": As set forth in Section 12.6.

              "Q3 99 Restructuring/Impairment Charges": The restructuring/impairment charges taken in the third quarter of 1999 in the amount of $183,644,000.00.

              "Regulation T, U and X": Regulations T, U and X, respectively, promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time, and any successors thereto.

              "Requirement": As set forth in Section 5.5.

              "Requirements": As set forth in Section 5.7.

              "Restructure Agent": As set forth in the introductory paragraph of this Agreement.

              "Restructure Lender": As set forth in the introductory paragraph of this Agreement.

              "Restructure Event of Default": As set forth in Section 9.1.

              "Restructure Lender or Restructure Lenders": As set forth in the introductory paragraph of this Agreement.

              "Restructured Loan": The principal amount plus accrued and unpaid interest of each Existing Loan of the Restructure Lenders specified in Schedule 1 being restructured pursuant to the terms of this Agreement.

              "Restructure Loan Documents": This Agreement, the Restructured Notes, the Warrant Agreement and all other documents executed in connection therewith, including, without limitation, all amendments, waivers and consents relating thereto.

              "Restructure Maturity Date": The earliest of June 30, 2001 and the date of termination of Restructure Lenders' obligations to permit existing Restructured Loans to remain outstanding pursuant to Section 9.1.

              "Restructured Loans Percentage": With respect to each Restructure Lender, the percentage equivalent of the ratio which the principal amount plus accrued and unpaid interest of such Restructure Lender's Restructured Loan bears to the aggregate principal amount plus accrued and unpaid interest of the Restructured Loans, as specified in Schedule 1.

              "Restructured Notes": As set forth in Section 4.1(a).



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
              "Restructure Fee": As set forth in Section 4.1(b).

              "Stock": Means all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

              "Subordinated Promissory Note": Shall mean the Subordinated Promissory Note in the principal amount of $30,077,357.00 dated as of April 8, 1999 by the Borrower in favor of Western Digital Corporation (or any other holder thereof) .

              "Subsidiary": A corporation or other Person of which at least fifty percent of the outstanding voting stock or profit interests shall at the time be owned by the Borrower or another Subsidiary.

              "Termination Event": (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), or (b) the withdrawal of the Borrower or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(1)(2) or 4068(f) of ERISA, or (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Pension Plan by the PBGC, (e) any other event or condition which might constitute grounds under ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Pension Plan, or (f) the imposition of a lien pursuant to Section 412(n) of the Internal Revenue Code.

              "Transfer": As set forth in Section 8.2(i).

              "Voidable Transfers": As set forth in Section 12.13.

              "WD Asset Acquisition": Means that certain transaction pursuant to which the Borrower or one of its Subsidiaries will acquire substantially all of the assets of the Santa Clara Disk Media operations of WDC.

              "WD Asset Acquisition Documents": Means the Asset Purchase Agreement, the Volume Purchase Agreement, the Joint Development Agreement, the Registration Rights Agreement, the License Agreement, the Transitional Services Agreement, and the Subordinated Promissory Note, each dated as of April 8, 1999, by and among the Borrower and WDC.

              "WDC": Means Western Digital Corporation.

              "Warrant Agreement": The Registration Rights Agreement and the Warrant Agreement, each dated as of even date herewith, between the Borrower and the Restructure

Lenders and all documents executed in connection therewith, including but not limited to any warrant certificate(s).

               SECTION 2.2  OTHER DEFINITIONAL PROVISIONS.

                   (a) All terms defined in this Agreement shall have the defined meanings when used in the Restructured Notes or any schedule, certificate or other document made or delivered pursuant hereto.

                   (b) As used herein and in the Restructured Notes, and any schedule, certificate or other document made or delivered pursuant hereto, accounting terms not defined in Section 2.1, and accounting terms partly defined in Section 2.1 to the extent not defined, shall have the respective meanings given to them under GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP, except that foreign currency translation adjustments need not be included for purposes of determining the Borrower's equity or net worth or related calculations. If any changes in GAAP from those used in the preparation of the financial statements referred to in Section 7.1(e) ("GAAP Changes") hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successors thereto or agencies with similar functions) result in a change in the method of calculation of any of the financial covenants, standards or other terms or conditions found in this Agreement, the parties hereto agree to enter into negotiations to amend such provisions so as to reflect equitably such GAAP Changes with the desired result that the criteria for evaluating the financial condition and performance of the Borrower and its Consolidated Subsidiaries shall be the same after such GAAP Changes as if such GAAP Changes had not been made.

                   (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection and exhibit references are to this Agreement unless otherwise specified.

                                    ARTICLE 3

                               THE EXISTING LOANS

               SECTION 3.1 AMENDMENT AND RESTATEMENT OF EXISTING FACILITIES. This Agreement is intended to and does completely amend and restate, without novation, the Existing Facilities subject to Section 12.13 hereof. Any financial accommodations extended by the Restructure Lenders after the Closing Date shall be made under the conditions set forth in, and shall be governed by, the terms of this Agreement and the other Restructure Loan Documents.

               SECTION 3.2  ACKNOWLEDGMENT OF EXISTING LOANS.

                   (a) The Borrower acknowledges and agrees that as of the Closing Date it is currently indebted to each applicable Restructure Lender for its Existing Loan.

                   (b) The Borrower further acknowledges and agrees that it has no claims, demands, damages, suits, cross complaints, counterclaims, conditions, causes of action, debts, offsets, disgorgements or assertions of any kind or nature whatsoever, whether known or unknown, and whenever or however arising that can be asserted to reduce or eliminate all or any part of its liability to repay the Existing Loans, or each of them, or to seek any affirmative relief or damages of any kind or nature from Restructure Lenders, or each of them, that arises out of or relates to the Existing Loans or Existing Facilities (collectively, "Claims"). To the extent any such Claims exist, they are fully, forever and irrevocably released as provided in Section 12.14 hereof.

                   (c) The Borrower acknowledges, reaffirms and ratifies the terms of the Existing Facilities.

                   (d) The Borrower acknowledges and agrees that the Existing Loans and Existing Facilities shall not be modified in accordance with the terms set forth herein unless all conditions precedent set forth herein have been satisfied, as determined in Restructure Agent's and Restructure Lenders' sole discretion.

                   (e) The Borrower acknowledges and agrees that the execution of this Agreement shall not be deemed or construed as a commitment on the part of Restructure Lenders or Restructure Agent to provide any future financing, loan extension, forbearance or any other type of financial accommodation to the Borrower.

                   (f) The Borrower acknowledges and agrees that any unused loan commitments or obligations of the Restructure Lenders to provide any financing under the Existing Facilities is terminated and the Borrower shall have no further right to additional advances under the Existing Facilities.

               SECTION 3.3 ACKNOWLEDGMENT OF EVENTS OF DEFAULT BY THE BORROWER AND WAIVER THEREOF BY RESTRUCTURE LENDERS. The Borrower acknowledges and agrees that the following Events of Default under the Existing Facilities have occurred and are continuing (the "Existing Defaults"):

                   (a) Net Worth. The Borrower has breached its financial covenants regarding its Consolidated Tangible Net Worth (as defined in the Existing Facilities) from the second fiscal quarter of 1998 through the date hereof.

                   (b) Profitability. The Borrower has breached its financial covenants regarding profitability from the second fiscal quarter of 1998 through the date hereof.

                   (c) Leverage Ratio. The Borrower has breached its financial covenants regarding the maintenance of specified leverage ratios from the second fiscal quarter of 1998 through the date hereof.

                   (d) Debt Service. The Borrower has breached its financial covenants regarding the maintenance of specified debt service coverage ratios from the second fiscal quarter of 1998 through the date hereof.

                   (e) Quick Ratio. The Borrower has breached its financial covenants regarding its quick ratio from the second fiscal quarter of 1998 through the date hereof.

                   (f) WD Asset Acquisition. The Borrower may have breached additional covenants regarding Permitted Liens and permitted consolidations, mergers and acquisitions of assets in connection with the consummation of the WD Asset Acquisition.

                   (g) No Other Event of Default. Except as set forth in this
Section 3.3 (a), (b), (c), (d), (e) and (f), and that such Events of Default under the Existing Facilities may continue through the date of the Agreement, and the cross-defaults arising out of the Existing Defaults, the Borrower represents and warrants that no other Event of Default under the Existing Facilities has occurred as of the Closing Date; provided, however, that the covenants described above include the corresponding covenants, regardless of definitional or other differences, as set forth in each of the Existing Facilities.

                   (h) Waiver. Subject to the terms and conditions in this Agreement and the other Restructure Loan Documents, the Restructure Lenders, and each of them, waive the Existing Defaults effective as of the date hereof.



                                    ARTICLE 4

                             THE RESTRUCTURED LOANS

               SECTION 4.1  THE RESTRUCTURED LOANS.

                   (a) Restructured Notes. Each of the Restructure Lenders severally agrees, on the terms and conditions set forth in this Agreement, to restructure the Existing Facilities and Existing Notes. The Restructured Loans shall be evidenced by promissory notes of the Borrower, substantially in the form of Exhibit A, with appropriate insertions (the "Restructured Notes"), payable to the order of each Restructure Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Restructured Loan owed by the Borrower to such Restructure Lender, with interest thereon as prescribed in Sections 4.3, 5.1 and 5.2 hereof. Upon receipt by the Restructure Agent of the Restructured Notes executed by the Borrower to the order of the respective Restructure Lenders, the Existing Notes shall be canceled, subject to
Section 12.13 hereof. Each Restructure Lender is hereby authorized to record in its respective books and records, and on any exhibit annexed to the Restructured Notes, the date and amount of each Restructure Loan made by said Restructure Lender, and the date and amount of each payment of principal thereof, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided, however, that failure by any Restructure Lender to effect such recordation(s) shall not effect the Borrower's obligations hereunder. Prior to the transfer of a Restructured Note, each Restructure Lender shall record such information on any exhibit annexed to and forming a part of such Restructured Note. Upon surrender of any Restructured Note at the office of the Borrower by reason of any permitted assignment, transfer or other disposition of any Restructured Loan portion thereof, the Borrower shall execute and deliver one or more new Restructured Notes of like tenor and of a like aggregate principal amount in the name of the designated holder or holders of such Restructured Loan or Restructured Loan or portion thereof. Any such new Restructured Note shall thereafter be considered a Restructured Note under this Agreement. Any such new Restructured Note shall carry the rights to accrued and unpaid interest which were carried by the Restructured Note so exchanged so that neither gain nor loss of interest shall result from such event.

                   (b) Restructure Fee. On or before the Closing Date, the Borrower shall pay to Restructure Agent a fee of $1,950,000.00 (the "Restructure Fee"). Such fees shall be distributed to each agent of the Existing Facilities pro rata in accordance with the amounts of the Existing Facilities and then disbursed to the Restructure Lenders in a manner to be determined by the agent of the Existing Facility applicable to each Restructure Lender.

               SECTION 4.2  REPAYMENT.

                   (a) Mandatory Repayments. The Borrower shall repay $15,000,000.00 of the principal amount of the Restructured Loans on the Closing Date. The aggregate outstanding principal amount of the Restructured Loans outstanding on the Restructure Maturity Date, together with accrued interest thereon, shall be due and payable in full on the Restructure Maturity Date.

                   (b) Amortization Payments. In addition to the amortization payment set forth in Section 4.2(a) above, the Borrower shall make minimum mandatory principal amortization payments in the amount of $1,000,000.00 for each fiscal quarter commencing with the fiscal quarter ending July 2, 2000. Such minimum mandatory principal amortization payments for each fiscal quarter shall be due and payable on the tenth calendar day of the month succeeding the end of each applicable fiscal quarter from and after the fiscal quarter ending July 2, 2000. Such minimum mandatory principal amortization payments may be deferred by the Borrower if and only if, as a result of such payment, the Borrower's cash balance would be less than $35,000,000.00 after giving effect to such minimum mandatory principal amortization payment. In the event that any such payment is so deferred, each such deferred payment shall be made up by the Borrower in the scheduled quarterly minimum mandatory principal amortization payments for the following fiscal quarters to the extent that such payments would not result in a cash balance of less than $35,000,000.00, until all such payments have been made in full.

                   (c) Optional Payment. The Borrower may at its option and without penalty repay the Restructured Loans, in whole or in part, on any Business Day, prior to the Restructure Maturity Date, from time to time, provided Restructure Agent shall have received from the Borrower notice of any such payment at least one Business Day prior to the date of the proposed payment. For Restructured Loans, each day shall be defined as and constitute an "Interest Period." Partial payments hereunder shall be in an aggregate principal amount of not less than $1,000,000.00 and in an integral multiple of $100,000.00 for the Restructured Loans. Restructure Agent shall promptly inform the Restructure Lenders by telecopy of receipt of each such payment.

                   (d) Capital Raising Events. If the Borrower or any Consolidated Subsidiary issues or sells Stock (other than pursuant to employee benefit plans consistent with past practice) or any Debt Instruments (other than the conversion of a Restructured Loan into a convertible Debt Instrument pursuant to Article 11 hereof) no later than the Business Day following the date of receipt of the proceeds thereof, the Borrower shall prepay the Restructured Loans in an amount equal to thirty-three percent of the first $50,000,000.00, and fifty percent of the amount exceeding $50,000,000.00, of such proceeds, but net of commissions and other reasonable and customary transactions costs, fees and expenses properly attributable to such transaction and payable by the Borrower or Consolidated Subsidiary in connection therewith, including, without limitation, professionals' and consultants' fees ("Closing Costs").

                   (e) Asset Sales. The Borrower shall prepay the Restructured Loans in an amount equal to fifty percent of the proceeds of any Transfer of all or any part of the Borrower's or any of its Consolidated Subsidiary's business property or fixed assets (including condemnation proceeds) which in the aggregate is in excess of $2,000,000.00 in any fiscal year. Such payments shall be made to the Restructure Agent for the ratable benefit of the Restructure Lenders when the amount due the Restructure Lenders equals or exceeds $500,000.00, but in no event later than the end of each fiscal quarter of the Borrower.

                   (f) Cash Balance. Commencing with the Borrower's fiscal quarter ended on July 2, 2000 and for each fiscal quarter thereafter until the Restructure Maturity Date, the Borrower shall prepay the outstanding Restructured Loans on the tenth day of the month following the end of the Borrower's fiscal quarter in an amount equal to fifty percent of the Cash balance at the quarter ended in excess of $40,000,000.00 up to a maximum payment each quarter of $7,500,000.00; provided, however, that the amount of any proceeds received by the Borrower in connection with a capital raising event described in Section 4.2(d) or any sale of assets subject to the prepayment requirement set forth in Section 4.2(e) shall be excluded from the calculation of the Cash balance for purposes of this Section 4.2(f); and provided, further, however, that any amounts representing minimum mandatory principal amortization payments for the applicable quarter pursuant to Section 4.1(b) shall be included in calculating the aforementioned $7,500,000.00 limit for each quarter. Each such payment shall be accompanied by a certificate signed by the Borrower's chief financial officer certifying the manner in which the Cash balance and the resulting prepayment were calculated, which certificate shall be in form and substance reasonably satisfactory to Restructure Agent. Notwithstanding the foregoing, the portion of any excess cash flow payment due pursuant to this
Section 4.2(f) that, if timely paid, would be the sole cause of the Borrower being in breach of Section 8.2(b) or 8.2(c) shall be deferred until such time as the Borrower can pay such sum without being in breach of Section 8.2(b) or 8.2(c), and such deferral shall not constitute a Restructure Event of Default.

                   (g) Implied Consent. Nothing in this Section 4.2 shall be construed to constitute either Restructure Agent's or any Restructure Lender's consent to any transaction referred to in Sections 4.2(d) or (e) above which are not expressly permitted by other provisions of the Restructure Loan Documents.

                   (h) Allocation of Payments. Prior to the occurrence of a Restructure Event of Default, all amounts received by Restructure Agent on account of the Restructured Loans, except expressly as set forth to the contrary in other Sections of this Agreement, shall be disbursed by Restructure Agent to the Restructure Lenders pro rata in accordance with their respective Restructured Loans Percentage in inverse order of maturity by wire transfer on the date of receipt if received by Restructure Agent before 1:00 p.m. (Eastern Time) or, if received later, by 1:00 p.m.(Eastern Time) on the next succeeding Business Day, without further interest payable by Restructure Agent. Following the occurrence of a Restructure Event of Default, all amounts received by Restructure Agent on account of the Restructured Loans shall be disbursed by Restructure Agent as follows:

                        (1) first, to the payment of expenses incurred by Restructure Agent in the performance of its duties and enforcement of the rights under the Restructure Loan Documents, including, without limitation, all costs and expenses of collection, attorneys' fees and court costs;

                        (2) then, to the payment of expenses incurred by the agents of the Existing Facilities in the performance of their duties and enforcement of their rights under the Restructure Loan Documents, including, without limitation, all costs and expenses of collection, attorneys' fees and court costs;

                        (3) then, to the Restructure Lenders, pro rata in accordance with their respective Restructured Loans Percentage until all outstanding Restructured Loans and interest accrued thereon have been paid in full; and

                        (4) then, to such Persons as may be legally entitled thereto.

                   (i) Sharing of Payments. Except where a provision of this Agreement provides for non-pro rata treatment, if any Restructure Lender shall receive and retain any payment, whether by setoff, application of the deposit balance or security, or otherwise, in respect of the Restructured Loans in excess of such Restructure Lender's Restructured Loans Percentage, then such Restructure Lender shall purchase from the other Restructure Lenders for cash and at face value and without recourse, such participation in the Restructured Loans held by them as shall be necessary to cause such excess payment to be shared ratably as aforesaid with each of them; provided, however, that if such excess payment or part thereof is thereafter recovered from such purchasing Restructure Lender, the related purchases from the other Restructure Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Restructure Lender agrees to exercise any and all rights of setoff, counterclaim or banker's lien first fully against the Restructured Loans held by such Restructure Lender, and only then to any other obligations of the Borrower to such Restructure Lender.

               SECTION 4.3  INTEREST RATE AND PAYMENT DATES.

                   (a) Payment of Interest. Interest with respect to each Restructured Loan shall be payable in arrears on each Interest Payment Date. In no event shall interest on a Restructured Loan exceed the maximum rate permitted by applicable law.

                   (b) Base Rate. The Restructured Loans shall bear interest on the unpaid principal amount thereof from the Closing Date through the Restructure Maturity Date at a rate per annum equal to the Base Rate plus 125 basis points. The Restructure Agent shall notify the Borrower and each Restructure Lender of the amount and the effective date of each adjustment in the Base Rate; provided, however, that no failure or delay in giving any such notice shall affect or delay the making of any such adjustments or the obligation of the Borrower to pay in a timely manner the interest due on such Restructured Loans.

                   (c) Catch-Up Interest. The Borrower shall, on or before the Closing Date, pay interest ("Catch-Up Interest") to each Restructure Lender which is a lender (or participant) under the IBJ Facility I, IBJ Facility II or DKB Facility in an amount equal to the product of the difference between the applicable interest rates for each applicable interest period under such applicable facility and the FNB Facility from June 30, 1998 through the Closing Date, multiplied by the outstanding principal amount of such Restructure Lender's Existing Loan during each such period.



                                    ARTICLE 5

              GENERAL PROVISIONS CONCERNING THE RESTRUCTURED LOANS

               SECTION 5.1 DEFAULT INTEREST. So long as a Potential Restructure Event of Default or Restructure Event of Default shall have occurred and be continuing under Section 9.1(f), and without the necessity of notice from Restructure Agent or any Restructure Lender to the Borrower, or so long as any other Potential Restructure Event of Default or Restructure Event of Default shall have occurred and be continuing and, at the election of Restructure Agent and Majority Restructure Lenders, confirmed by written notice from Restructure Agent to the Borrower, the interest rate applicable to the Restructured Loans shall be increased by 200 basis points per annum above such rate otherwise applicable to the Restructured Loans (the "Default Rate") and each Restructure Loan shall bear interest at the Default Rate. Interest at the Default Rate shall accrue from the initial date of such Potential Restructure Event of Default or Restructure Event of Default until that Potential Restructure Event of Default or Restructure Event of Default is cured or waived and shall be payable upon demand.

               SECTION 5.2  COMPUTATION OF INTEREST.

                   (a) Calculations. Interest in respect of the Base Rate shall be calculated on the basis of a 365-day year for the actual days elapsed. Any change in the interest rate resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate shall become effective.

                   (b) Determination by Restructure Agent. Each determination of an interest rate or fee by Restructure Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Restructure Lenders and the Borrower in the absence of manifest error.

               SECTION 5.3 PAYMENTS. The Borrower shall make each payment of principal, interest and fees due from it hereunder and under the Restructured Notes, WITHOUT SETOFF OR COUNTERCLAIM AND FREE AND CLEAR OF, AND WITHOUT ANY DEDUCTION OR WITHHOLDING FOR, ANY TAXES OR OTHER PAYMENTS, on or before 12:00 P.M. (Eastern Time) on the day when due to Restructure Agent, on behalf of the Restructure Lenders, at the head office of Restructure Agent OR SUCH OTHER PLACE AS IT MAY FROM TIME TO TIME SPECIFY IN WRITING in immediately available UNITED STATES DOLLARS.

               SECTION 5.4 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Restructured Loans shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

               SECTION 5.5 REDUCED RETURN. If any Restructure Lender shall have determined that any new or additional applicable law, regulation, rule or regulatory requirement (collectively, in this Section 5.5, "Requirement") regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by said Restructure Lender with any new or additional request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in any such case, effective after the Closing Date, has or would have the effect of reducing the rate of return on said Restructure Lender's capital as a consequence of its Restructured Loan and obligations hereunder to a level below that which would have been achieved but for such Requirement, change or compliance (taking into consideration said Restructure Lender's policies with respect to capital adequacy) by an amount deemed by said Restructure Lender to be material (which amount shall be determined by said Restructure Lender's reasonable allocation of the aggregate of such reductions resulting from such events), then from time to time, within thirty (30) Business Days after written demand by said Restructure Lender, the Borrower shall pay to Restructure Agent on behalf of said Restructure Lender such additional amount or amounts as will compensate said Restructure Lender for such reduction. Notwithstanding the foregoing, no additional compensation will be required from the Borrower under this Section
5.5 if the reason for said additional compensation was based solely on said Restructure Lender's failure to comply with any existing or new law, treaty, rule or regulation or requirement. In addition, said Restructure Lender shall promptly notify the Borrower of any proposed request for compensation under this
Section 5.5 and shall provide the Borrower with reasonable support therefor. Any request by said Restructure Lender for additional compensation shall be structured to allocate such additional costs over the term of the credit affected thereby. The Borrower may, at its option, replace any Restructure Lender assessing additional charges under this Section 5.5 with a new Restructure Lender with the prior written consent of the Restructure Agent, which consent shall not be unreasonably withheld or delayed; provided, however, the Borrower may not require, and this sentence shall not be deemed to be the agreement of, any Restructure Lender to replace any other Restructure Lender.

               SECTION 5.6 INDEMNITIES. Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to indemnify, pay and hold Restructure Agent and the Restructure Lenders, and the shareholders, officers, directors, employees and agents of same, harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not any of the foregoing Persons is a party to any litigation), including, without limitation, reasonable attorneys' fees and costs (including, without limitation, the reasonable estimate of the allocated cost of in-house legal counsel and staff) and costs of investigation, document production, attendance at a deposition, or other discovery, with respect to or arising out of (i) any proposed acquisition by the Borrower or any of its Consolidated Subsidiaries of any Person or any securities (including a self-tender), (ii) this Agreement or any use of proceeds hereunder, or (iii) any claim, demand, action or cause of action being asserted against the Borrower or any of its Consolidated Subsidiaries (collectively, the "Indemnified Liabilities"); provided, however, that the Borrower shall have no obligation hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Persons or the failure of such Person to comply with applicable law, including, without limitation, the failure of any non-U.S. Person to file the appropriate forms required by any taxing authority having jurisdiction over such Person or this Agreement and the transactions contemplated hereby. If any claim is made, or any action, suit or proceeding is brought against any Person indemnified pursuant to this Section 5.6, the indemnified Person shall notify the Borrower of such claim or of the commencement of such action, suit or proceeding, and the Borrower will assume the defense of such action, suit or proceeding, employing counsel selected by the Borrower and reasonably satisfactory to the indemnified Person, and pay the fees and expenses of such counsel. This covenant shall survive termination of this Agreement and payment of the outstanding Restructured Loans.

               SECTION 5.7 REQUIREMENTS OF LAW. In the event that any law, regulation or directive or any change therein or in the interpretation or application thereof or compliance by any Restructure Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality, in any case, effective after the Closing Date:

                   (a) does or shall subject said Restructure Lender to any new or additional tax of any kind whatsoever with respect to this Agreement, any Restructured Loan made hereunder, or change the basis of taxation of payments to said Restructure Lender of principal, restructure fee, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of said Restructure Lender);

                   (b) does or shall impose, modify or hold applicable any reserve, assessment rate, special deposit, compulsory loan or other requirement (collectively in this Section 5.7, "Requirements") against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of said Restructure Lender.

                   (c) does or shall impose, modify or hold applicable any of the Requirements against the Restructure Loans Percentages; or

                   (d) does or shall impose on said Restructure Lender any other new or additional condition;

and the result of any of the foregoing is to increase the cost to said Restructure Lender of making, renewing or maintaining its Restructured Loan or to reduce any amount receivable thereunder by an amount determined by said Restructure Lender, in its sole discretion, to be material (which increase or reduction shall be determined by the Restructure Lender's reasonable allocation of the aggregate of such cost increases or reduced amounts receivable resulting from such events), then, in any such case, the Borrower shall pay to Restructure Agent on behalf of said Restructure Lender, within thirty (30) Business Days of its demand, any additional amounts necessary to compensate said Restructure Lender for such additional cost or reduced amount receivable as determined by said Restructure Lender with respect to this Agreement. If said Restructure Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall notify the Borrower of the event by reason of which it has become so entitled. A statement incorporating the calculation as to any additional amounts payable pursuant to the foregoing sentence submitted by said Restructure Lender to the Borrower shall be conclusive in the absence of manifest error. Notwithstanding the foregoing, no additional compensation will be required from the Borrower under this Section 5.7 if the reason for said additional compensation was based solely on said Restructure Lender's failure to comply with any existing or new law, treaty, rule or regulation or requirement. In addition, said Restructure Lender shall promptly notify the Borrower of any proposed request for compensation under this Section 5.7 and shall provide the Borrower with reasonable support therefor. Any request by said Restructure Lender for additional compensation shall be structured to allocate such additional costs over the term of the credit affected thereby. The Borrower may, at its option, replace any Restructure Lender assessing additional charges under this Section 5.7 with a new Restructure Lender with the prior consent of the Restructure Agent, which consent shall not be unreasonably withheld or delayed; provided, however, the Borrower may not require, and this sentence shall not be deemed to be the agreement of, any Restructure Lender to replace any other Restructure Lender.

               SECTION 5.8 IBJ BANK GROUP II SWAP TRANSACTIONS. The Borrower acknowledges that in connection with the IBJ Facility II, the IBJ Bank Group II entered into certain interest rate swap transactions, to which the Borrower is not a party. As a further inducement to the Restructure lenders in the IBJ Bank Group II to enter into the Restructure Agreement, the Borrower agrees as follows:

                   (a) Breakage Costs. On the Closing Date, the Borrower shall irrevocably authorize each Restructure Lender that is an Existing Lender under the IBJ Facility II to terminate its interest rate swap transactions with IBJ, and each such Restructure Lender that is an Existing Lender under the IBJ Facility II shall immediately terminate its interest rate swap transactions with IBJ. Subsequent to the Closing Date, the Borrower shall have no further responsibility or obligations in connection with any interest rate swap transactions by and between each Restructure Lender that is an Existing Lender under the IBJ Facility II with IBJ, whether or not such interest rate swap transactions are actually terminated. Any and all costs, fees, damages, claims and/or proceeds resulting from such termination shall be for the account of each Restructure Lender that is an Existing Lender under the IBJ Facility II. To the extent that the termination of the interest rate swap transactions described above results in payments to be due to any Restructure Lender that is an Existing Lender under IBJ Facility II, each such Restructure Lender shall be entitled to retain said payments for its own account.

                                    ARTICLE 6

                              CONDITIONS PRECEDENT

               SECTION 6.1 CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of this Agreement is subject to the conditions precedent set forth in this Section 6.1 and the Borrower hereby agrees that the obligation of Restructure Lenders to consummate the transactions contemplated herein is subject to the accuracy of the representations and warranties described herein and the fulfillment, to Restructure Agent's and Restructure Lenders' satisfaction, on or before the Closing Date, of each of the following conditions precedent (which are for the sole benefit of Restructure Lenders), unless waived by Restructure Agent and Restructure Lenders in their sole discretion:

                   (a) Restructure Agent (which shall promptly distribute such information to each of the Restructure Lenders) shall have received, for and on behalf of the Restructure Lenders and on or before the date of this Agreement, the following, each dated such day and in form and substance satisfactory to Restructure Agent and the agents under the Existing Facilities:

                      (1) The Restructured Notes executed by the Borrower to the order of the respective Restructure Lenders;

                      (2) A copy of the Certificate of Incorporation of the Borrower certified as of a recent date by the Secretary of the State of Delaware;

                      (3) A copy of the bylaws of the Borrower certified by the Secretary or Assistant Secretary of the Borrower;

                      (4) Copies of resolutions of the Board of Directors or other authorizing documents of the Borrower approving the Restructure Loan Documents;

                      (5) the Borrower's certificate that the copy of the incumbency certificate, executed by the Secretary or an Assistant Secretary of the Borrower or equivalent document, certifying the names and signatures of the officers of the Borrower or other Persons authorized to sign the Restructure Loan Documents and the other documents to be delivered hereunder, heretofore provided to Restructure Agent is in full force and effect and has not been amended and/or supplemented;

                      (6) Executed copies of all Restructure Loan Documents by the Borrower, each Restructure Lender and Restructure Agent; and

                      (7) Executed copies of the Warrant Agreement by the Borrower, each Restructure Lender and Restructure Agent.

                   (b) All corporate and legal proceedings and all instruments and documents in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in content, form and substance to Restructure Agent, Restructure Lenders and their counsel, and Restructure Agent or Restructure Lenders and such counsel shall have received any and all further information and documents which Restructure Agent, Restructure Lenders or their respective counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities;

                   (c) The Borrower shall have paid the Catch-Up Interest and Restructure Fee to Restructure Agent for the benefit of the applicable Restructure Lenders;

                   (d) The Borrower shall have paid Crossroads, LLC ("Crossroads") a retainer of $10,000.00; and

                   (e) The Borrower shall have paid all reasonable costs, fees (inclusive of attorneys' fees and consultants' fees) and expenses incurred by Restructure Agent and the agents of the Existing Facilities for which the Borrower has received copies of invoices as of the Closing Date in connection with (i) the administration, default and collection of the Existing Loans, and
(ii) the preparation, negotiation, administration and execution of this Agreement, and the other Restructure Loan Documents.


                                    ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES

               SECTION 7.1 REPRESENTATIONS AND WARRANTIES. In order to induce each Restructure Lender to enter into this Agreement, the Borrower represents and warrants as follows:

                   (a) Organization. The Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation. The Borrower is also duly authorized, qualified and licensed in all applicable jurisdictions, and under all applicable laws, regulations, ordinances or orders of public authorities, to carry on its business in the locations and in the manner presently conducted, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect. All of the Subsidiaries and Consolidated Subsidiaries of the Borrower and the percentage of the Borrower's ownership interest therein as of the date of this Agreement are identified on Schedule 2.

                   (b) Authorization. The execution, delivery and performance by the Borrower of the Restructure Loan Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's certificate of incorporation, bylaws or other organizational documents or (ii) any law or regulation (including Regulations T, U and X) or any contractual restriction binding on or affecting the Borrower.

                   (c) Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (except routine reports required pursuant to the Securities Exchange Act of 1934, as amended (if such act is applicable to the Borrower), which reports will be made in the ordinary course of business) is required for the due execution, delivery and performance by the Borrower of the Restructure Loan Documents.

                   (d) Validity. The Restructure Loan Documents are the binding obligations of the Borrower, enforceable in accordance with their respective terms; except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

                   (e) Financial Condition. The balance sheet of the Borrower and its Consolidated Subsidiaries as at the fiscal year ended January 2, 2000, and the related statements of income, cash flows and stockholders' equity of the Borrower and its Consolidated Subsidiaries to that date for the fiscal year then ended, copies of which have been furnished to Restructure Agent and to the Restructure Lenders, fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as of such date and the results of the operations of the Borrower and its Consolidated Subsidiaries for the respective period ended on such date, all in accordance with GAAP, consistently applied.

                   (f) Litigation. Except as set forth in the financial statements delivered on or prior to the date hereof or described on Schedule 4 to this Agreement, to the best of the Borrower's knowledge after due inquiry there is no pending or threatened action or proceeding affecting the Borrower or any of its Consolidated Subsidiaries before any court, governmental agency or arbitrator, which could reasonably be expected to materially adversely affect the consolidated financial condition or operations of the Borrower or which could reasonably be expected to have a material adverse effect on the Borrower's ability to perform its obligations under the Restructure Loan Documents, having regard for its other financial obligations (a "Material Adverse Effect").

                   (g) Employee Benefit Plans. The Borrower and each of its ERISA Affiliates is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan that would reasonably be expected to have a Material Adverse Effect.

                   (h) Disclosure. No representation or warranty of the Borrower contained in this Agreement or any other document, certificate or written statement furnished to Restructure Agent and the Restructure Lenders by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. To the best of the Borrower's knowledge, there is no fact known to the Borrower (other than matters of a general economic nature) which materially adversely affects the business, operations, property, assets or condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to Restructure Agent and the Restructure Lenders for use in connection with the transactions contemplated hereby.

                   (i) Margin Stock. The aggregate value of all margin stock (as defined in Regulation U) directly or indirectly owned by the Borrower and its Consolidated Subsidiaries is less than twenty-five percent of the aggregate value of the Borrower's assets.

                   (j) Environmental Matters. Except as set forth in the financial statements delivered on or prior to the date hereof and except for certain claims associated with Great Western Chemical, neither the Borrower nor any Consolidated Subsidiary, nor, to the best of their knowledge, any other person, has treated, stored, processed, discharged, spilled, or otherwise disposed of any substance defined as hazardous or toxic by any applicable federal, state or local rule, regulation, order or directive, or any waste or by-product thereof, at any real property or any other facility owned, leased or used by the Borrower or any Consolidated Subsidiary, in violation of any applicable statutes, regulations, ordinances or directives of any governmental authority or court, which violations may result in liability to the Borrower or any Consolidated Subsidiary in an amount for all such violations that could reasonably be expected to have a Material Adverse Effect; and the unresolved violations set forth in the financial statements delivered on or prior to the date hereof will not result in liability to the Borrower or any Consolidated Subsidiary in an amount for all such unresolved violations that could reasonably be expected to have a Material Adverse Effect. Except as set forth in the financial statements delivered on or prior to the date hereof, no employee or other person has ever made a claim or demand against the Borrower or any Consolidated Subsidiary based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or by-product thereof in an amount that could reasonably be expected to have a Material Adverse Effect; and the unsatisfied claims or demands against the Borrower or any Consolidated Subsidiary set forth in the financial statements delivered on or prior to the date hereof will not result in uninsured liability to the Borrower or any Consolidated Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount that could reasonably be expected to have a Material Adverse Effect for all such unsatisfied claims or demands. Except as set forth in the financial statements delivered on or prior to the date hereof, neither the Borrower nor any Consolidated Subsidiary has been charged by any governmental authority with improperly using, handling, storing, discharging or disposing of any such hazardous or toxic substance or waste or by-product thereof or with causing or permitting any pollution of any body of water in an amount that could reasonably be expected to have a Material Adverse Effect; and the outstanding charges set forth in the financial statements delivered on or prior to the date hereof will not result in liability to the Borrower or any Consolidated Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount that could reasonably be expected to have a Material Adverse Effect for all such outstanding charges.

                   (k) Employee Matters. There is no strike or work stoppage in existence or, to the best of the Borrower's knowledge after due inquiry, threatened involving the Borrower or its Consolidated Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

                   (l) Status of Dastek, Inc., Dastek (M) and DHC. Neither Dastek, Inc. nor Dastek (M) is an active operating business. To the best knowledge of the Borrower after due inquiry, none of Dastek, Inc., Dastek (M) or DHC have any material outstanding liabilities in favor of any Persons that are not affiliated with the DHC joint-venture.

                   (m) Year 2000 Compliance. The Borrower has completed a review and assessment of the applicable areas of its and each of its Consolidated Subsidiaries' businesses and operations that could be materially adversely affected by the "Year 2000" problem (that is, the risk that computer applications used by the Borrower or any of its Consolidated Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based upon the foregoing, the Borrower developed a plan and timetable to take at the appropriate time all steps the Borrower considers reasonably necessary to ensure that all computer applications that are necessary to its or any of its Consolidated Subsidiaries' businesses and operations are able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that any such Year 2000 non-compliance would not reasonably be expected to have a Material Adverse Effect. In connection therewith, the Borrower believes it has committed adequate resources to support its Year 2000 plan for itself and its Consolidated Subsidiaries.

                                    ARTICLE 8

                                    COVENANTS

               SECTION 8.1 AFFIRMATIVE COVENANTS. So long as any Restructured Loan shall remain unpaid, the Borrower will, unless the Majority Restructure Lenders shall otherwise consent in writing:

                   (a) Financial Information. Furnish to Restructure Agent and each of the Restructure Lenders in each case as soon as available, but in any event no later han:

                      (1) Annual Reporting: (A) One hundred twenty (120) days after the end of each fiscal year of the Borrower, a copy of the Borrower's consolidated balance sheet of itself and its Consolidated Subsidiaries as at the end of each fiscal year and the related consolidated statements of income, stockholders' equity and statement of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, accompanied by a report and opinion thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing;

                      (2) Quarterly Reporting: Thirty (30) days after the end of each fiscal quarter of the Borrower (A) a variance report showing the Borrower's actual performance to its January projected performance as set forth in the Borrower's Business Plan for the applicable fiscal year as attached as Exhibit E to this Agreement, including but not limited to, the Borrower's revenue with a breakdown of sales and changes in sales on a quarter to quarter basis, cash receipts and disbursements, an analysis of the Borrower's yield improvement process, material and running costs and average selling prices, an analysis of capital expenditures, general and administration expense and research and development expenses for such quarter, and a progress report on Borrower's "Qualification Process"; (B) on a quarterly basis, but in any event within forty-five (45) days after the end of the applicable fiscal quarter for the first three quarters of each fiscal year and within sixty (60) days following the Borrower's fiscal year end, a compliance certificate, in form and substance satisfactory to Restructure Agent, setting forth in such detail as Restructure Agent may request the calculation of the ratios and amounts necessary to determine the Borrower's compliance with Sections 8.2(a), (b), (c), and (d) hereof for the accounting period covered by such financial statements, certified by the Borrower's chief executive officer or chief financial officer; and (C) together with each delivery of financial statements of the Borrower and its Consolidated Subsidiaries pursuant to subdivisions (1) and (2) above, an officer's certificate stating that the signers have reviewed the terms of the Restructure Loan Documents and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Consolidated Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the officer's certificate, of any existing condition or event which constitutes a Restructure Event of Default or Potential Restructure Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto;

                      (3) Monthly Reporting: Thirty (30) days after the end of each calendar month, the Borrower's (A) unaudited consolidated balance sheet of itself and its Consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and stockholders' equity; and (B) the Borrower's unaudited statements of cash flows for itself and its Consolidated Subsidiaries for such period and year to date, setting forth in each case in comparative form the figures as at the end of the previous fiscal year as to the balance sheet and the figures for the previous corresponding period as to the other statements, certified by a duly authorized officer of the Borrower as being fairly stated in all material respects subject to year end adjustments and the absence of footnotes; all such financial statements and other reports to be complete and correct in all material respects and to be prepared in reasonable detail acceptable to the Majority Restructure Lenders and, to the extent applicable, in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants and disclosed therein);

                      (4) concurrently with the closing of the Company's books for the preceding fiscal month, a certificate signed by the Chief Financial Officer of the Company and in form and substance reasonably satisfactory to Restructure Agent certifying the Borrower's cash balance measured at the end of such preceding fiscal month;

                      (5) as soon as available, notice of filing or delivery of all reports which the Borrower sends to its security holders generally, and copies of all reports and registration statements which the Borrower or any Subsidiary files with the SEC or any national securities exchange, including, but not limited to: Form 8-K Current Report, Form 10-K Annual Report, Form 10-Q Quarterly Report, Annual Report to Shareholders, Proxy Statements, and Registration Statements, together with information sufficient to enable each recipient of such notice to access such reports electronically; and

                      (6) as soon as available, copies of the Borrower's annual audit management letter.

                   (b) Notices and Information. Deliver to Restructure Agent and each of the Restructure Lenders subject to the last sentence of Section 8.1(f):

                      (1) promptly upon any officer of the Borrower obtaining knowledge (A) of any condition or event which constitutes a Restructure Event of Default or existing Potential Restructure Event of Default, (B) that any Person has given any notice to the Borrower or any Consolidated Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 9.1(e), (C) of the institution of any litigation involving an alleged liability (including possible forfeiture of property) of the Borrower or any of its Consolidated Subsidiaries equal to or greater than $4,000,000.00 or any adverse determination in any litigation involving a potential liability of the Borrower or any of its Consolidated Subsidiaries equal to or greater than $4,000,000.00, or (D) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries, taken as a whole, an officer's certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Restructure Event of Default, Potential Restructure Event of Default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

                      (2) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any (A) Termination Event, or (B) "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA, in connection with any Employee Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation ("PBGC") with respect thereto;

                      (3) with reasonable promptness copies of (A) all notices received by the Borrower or any of its ERISA Affiliates of the PBGC's intent to terminate any material Pension Plan or to have a trustee appointed to administer any Pension Plan; (B) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each material Pension Plan; and (C) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the material imposition or material amount of withdrawal liability pursuant to Section 4202 of ERISA;

                      (4) promptly, and in any event within thirty (30) days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other form of communication from any governmental authority or court in any way concerning any material action or omission on the part of the Borrower or any of its Consolidated Subsidiaries in connection with any substance defined as toxic or hazardous by any applicable federal, state or local law, rule, regulation, order or directive or any waste or by-product thereof, or concerning the filing of a material lien upon, against or in connection with the Borrower, its Consolidated Subsidiaries, or any of their leased or owned real or personal property, in connection with a Hazardous Substance Superfund or a Post-Closure Liability Fund as maintained pursuant to Section 9507 of the Internal Revenue Code; and

                      (5) promptly, and in any event within fifteen (15) days after request, such other information and data with respect to the business affairs and financial condition of the Borrower or any of its Consolidated Subsidiaries as from time to time may be reasonably requested by Restructure Agent or any Restructure Lender; provided, however, that such fifteen (15) day period may be extended for a reasonable period at the request of the Borrower and with the consent of the Restructure Agent (which consent shall not be unreasonably withheld) if the Borrower determines that such information and data cannot reasonably be provided within such fifteen (15) day period.

                      (6) promptly, and in any event within two business days after such event, written notice on each occasion that the Borrower's cash balance is less than the required minimum amount for such period as set forth in
Section 8.2(b) for five consecutive business days from the date that the Borrower first has knowledge that its cash balance is less than such required minimum cash balance.

                   (c) Corporate Existence, Etc. At all times preserve and keep in full force and effect the Borrower's and its Consolidated Subsidiaries' corporate existence and rights and franchises material to the Borrower's business and those of each of its Consolidated Subsidiaries; provided, however, that the corporate existence of any such Consolidated Subsidiary may be terminated if such termination is in the best interest of the Borrower and is not materially disadvantageous to any Restructure Lender.

                   (d) Payment of Taxes and Claims. Pay, and cause each of its Consolidated Subsidiaries to pay, all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided; however, that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                   (e) Maintenance of Properties; Insurance. Maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of the Borrower and its Consolidated Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Consolidated Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

                   (f) Inspection. Permit Crossroads or any successor designated by the Restructure Agent (at the request of Majority Restructure Lenders), to visit and inspect any of the properties of the Borrower or any of its Consolidated Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all at such reasonable times during normal business hours and under the Borrower's supervision and as often as may be reasonably requested. Any such information received hereunder that is reasonably deemed to be confidential by the Borrower shall be held in confidence by Crossroads and may not be used for any purpose other than to monitor the credit worthiness of the Borrower and its Consolidated Subsidiaries and shall (i) only be disclosed or disseminated in summary form to the Restructure Agent and Restructure Lenders and (ii) not be disclosed or disseminated to any other Person for any reason without the prior written consent of the Borrower.

                   (g) Compliance with Laws, Etc. Exercise, and cause each of its Consolidated Subsidiaries to exercise, all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, all environmental laws, rules, regulations and orders, noncompliance with which would have a Material Adverse Effect.

                   (h) Proceeds of Assets and Capital Raising Events. The Borrower shall deposit and maintain all proceeds from any capital raising event or asset sale described in Section 4.2(d) and 4.2(e), respectively, in a segregated account that complies with Section 8.2(h)(1).

                   (i) Notification of Debt Instrument Default. The Borrower shall promptly give written notification to Restructure Agent of any event of any default under any Debt Instrument and specify the nature of such default thereunder.

               SECTION 8.2 NEGATIVE COVENANTS. So long as any Restructured Note shall remain unpaid, the Borrower will not, without the prior written consent of the Majority Restructure Lenders:

                   (a) Adjusted Tangible Net Worth. Permit the Borrower's Adjusted Tangible Net Worth on a quarterly basis to be less than the following at all times during the applicable quarter:

                    Q100                                $169,000,000.00
                    Q200                                $161,000,000.00
                    Q300                                $153,000,000.00
                    Q400                                $145,000,000.00
                    Q101                                $142,000,000.00
                    Q201                                $139,000,000.00

                   (b) Minimum Cash Balance. Permit the Borrower's Cash balance, on a consolidated basis, to be less than the following at all times during the applicable quarter:

                    Q100                                $ 35,000,000.00
                    Q200                                $ 30,000,000.00
                    Q300                                $ 30,000,000.00
                    Q400                                $ 30,000,000.00
                    Q101                                $ 30,000,000.00
                    Q201                                $ 30,000,000.00

                   (c) Minimum Adjusted Net Working Capital. Permit the Borrower's Adjusted Net Working Capital on a quarterly basis to be less than $27,000,000.00.

                   (d) Capital Expenditures. Permit the Borrower's Capital Expenditures to exceed $30,000,000.00 in any fiscal year.

                   (e) Liens, Etc. Create or suffer to exist, or permit any of its Consolidated Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Consolidated Subsidiaries to assign, any right to receive income, in each case to secure any Debt of any Person other than (i) Liens in favor of the Restructure Lenders, (ii) existing Liens reflected on the financial statements referred to in Section 7.1(e), and (iii) Permitted Liens.

                   (f) Dividends, Etc. Declare or pay any dividends, purchase or otherwise acquire for value its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, or permit any of its Consolidated Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower.

                   (g) Consolidation, Merger or Acquisition. Regarding the Borrower and its Consolidated Subsidiaries, liquidate or dissolve or enter into any consolidation, merger, acquisition, material partnership, material joint venture, syndication or other combination, except that the Borrower may consolidate with, merge into or acquire any other corporation or entity and that any corporation or entity may consolidate with or merge into the Borrower; provided, however, that the Borrower shall be the surviving entity of such merger or consolidation, and provided further, that immediately after the consummation of such consolidation or merger there shall exist no condition or event which constitutes a Restructure Event of Default or a Potential Restructure Event of Default. Notwithstanding anything to the contrary in this Agreement, the Borrower shall not enter into any consolidation, merger, acquisition, material partnership, material joint venture, syndication or other combination with HMT Technology Corp., a Delaware corporation, without the prior written consent of Majority Restructure Lenders.

                   (h) Loans, Debt, Investments, Secondary Liabilities. Make or permit to remain outstanding, or permit any Consolidated Subsidiary to make or permit to remain outstanding, any loan or advance to, or incur, assume, become or be liable in any manner in respect of, suffer to exist, guarantee, induce or otherwise become contingently liable, directly or indirectly, in connection with any Debt other than as permitted by this Agreement, or with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of or any other interest in, or make any capital contribution to, any Person, except that the Borrower and its Consolidated Subsidiaries may:

                      (1) own, purchase or acquire certificates of deposit, time deposits and bankers' acceptances issued by (A) any financial institution organized and existing under the laws of the United States of America or any State thereof, or (B) with respect to any Consolidated Subsidiary domiciled outside the United States of America, any financial institution located in the same jurisdiction of such Consolidated Subsidiary in an amount consistent with past practices but in no event shall such deposits in all such overseas financial institutions in the aggregate exceed 20% of the Borrower's Cash, in each case having a combined capital and surplus of at least $100,000,000.00, commercial paper rated Moody's P-2 or better and/or Standard & Poor's A-2 or better, obligations or instruments issued by or guaranteed by an entity designated as Standard & Poor's A-2 or better, or Moody's P-2 or better or the equivalent by a nationally recognized credit agency, municipal bonds and other governmental and corporate debt obligations rated Standard & Poor's A or better and/or Moody's A-2 or better, direct obligations of the United States of America or its agencies, and obligations guaranteed or insured by the United States of America, or (C) any Restructure Lender and any funds investing in any of the foregoing;

                      (2) acquire and own stock, obligations or securities received in connection with debts created in the ordinary course of business owing to the Borrower or a Subsidiary;

                      (3) continue to own the existing capital stock of the Borrower's Subsidiaries;

                      (4) endorse negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                      (5) make loans, advances to or investments in a Subsidiary or joint venture in connection with the normal operations of the business of such Subsidiary or joint venture and allow the Borrower's Subsidiaries or any joint venture to which it is a party to make or permit to remain outstanding advances from the Borrower's Subsidiaries or such joint venture to the Borrower;

                      (6) make or permit to remain outstanding loans or advances to the Borrower's Subsidiaries or any joint venture to which it is a party or enter into or permit to remain outstanding guarantees in connection with the obligations of the Borrower's Subsidiaries or such joint ventures;

                      (7) make or permit to remain outstanding (A) loans and/or advances to the Borrower's officers, stockholders and/or employees, which, in the aggregate, would not exceed $3,000,000.00 during the term of this Agreement,
(B) loans to the Borrower's vendors, in the ordinary course of the Borrower's business, which, in the aggregate, do not exceed $5,000,000.00, (C) progress payments to the Borrower's vendors made in the ordinary course of the Borrower's business, and (D) (i) loans and/or advances for the purpose of purchasing the Borrower's shares of stock pursuant to its employee stock purchase or option plans, (ii) advances for salary, travel and other expenses, advances against commission and other similar advances made to officers or employees in the ordinary course of the Borrower's business, and (iii) loans and/or advances to or for the benefit of officers, directors or employees in connection with litigation and other proceedings involving such persons by virtue of their status as officers, directors or employees, respectively;

                      (8) make investments under the Borrower's deferred compensation plans for the benefit of the employees of the Borrower and its Subsidiaries;

                      (9) consummate the WD Asset Acquisition and assume Capital Leases in connection therewith on terms and conditions set forth in the WD Asset Acquisition Documents; provided, however, the Borrower shall not make any payments of principal, interest, fees or expenses with respect to the Subordinated Promissory Note or distribute any assets on account thereof (except for the non-cash adjustments of the Subordinated Promissory Note pursuant to Sections 2(b) and 2(c) thereof) unless and until the Restructured Loan of each Restructure Lender together with any other fees, costs, expenses or amounts due to Restructure Agent and each Restructure Lender pursuant to the Restructure Loan Documents have been paid indefeasibly in full; and further provided, however, the Borrower shall not, and shall not permit its Consolidated Subsidiaries to, obtain letters of credit for the benefit of any lessor of any operating leases or Capital Leases assumed by the Borrower in the WD Asset Acquisition without the prior written consent of Majority Restructure Lenders. For the avoidance of doubt, the transactions described in this clause (9) are subject to all other applicable terms and conditions of this Agreement.

                      (10) Asahi Komag Co., Ltd. may make an initial public offering of its common stock;

                      (11) subject to Section 4.2(d) issue or execute debt securities, promissory notes or similar types of instruments related to financing (collectively "Debt Instruments"), if and only if such Debt Instruments are subordinated to the Restructured Loans on terms and conditions acceptable to the Majority Restructure Lenders, which consent shall not unreasonably be withheld, or amend, restate, supplement, replace or otherwise modify in any manner that would be detrimental to the Restructure Lenders any such Debt Instruments without the prior written consent of Majority Restructure Lenders, which consent shall not unreasonably be withheld.

                      (12) incur Debt on account of a Permitted Lien.

                   (i) Asset Sales. Convey, sell, lease, transfer or otherwise dispose of or permit any Consolidated Subsidiary to Transfer, in one transaction or a series of transactions, all or any part of its or its Consolidated Subsidiary's business, property or fixed assets outside the ordinary course of business (any such transaction a "Transfer"), whether now owned or hereafter acquired, except that subject to the provisions of Section 4.2(e) (i) the Borrower and its Consolidated Subsidiaries may make Transfers of business, property or fixed assets in transactions outside the ordinary course of business for consideration which in the aggregate does not exceed ten percent of Net Tangible Assets in any fiscal year of the Borrower without the prior written consent of the Majority Restructure Lenders, and (ii) the Borrower may Transfer Dastek (M) or DHC. The Borrower shall provide Restructure Agent and Restructure Lenders with a written summary of any Transfer that triggers a prepayment to Restructure Lenders pursuant to Section 4.2(e) no later than five business days before such Transfer. The Borrower shall further provide Restructure Agent and Restructure Lenders with a written summary of all Transfers in the applicable fiscal quarter of the Borrower no later than thirty
(30) days after the end of such fiscal quarter. The Borrower shall further provide Restructure Agent and Restructure Lenders with any other information reasonably requested by Restructure Agent concerning any Transfer as soon as such information is available to the Borrower.

                                    ARTICLE 9

                          RESTRUCTURE EVENTS OF DEFAULT

               SECTION 9.1 RESTRUCTURE EVENTS OF DEFAULT. If any of the following events (each, a "Restructure Event of Default") shall occur and be continuing:

                   (a) The Borrower shall fail to pay any installment of the principal of any Restructured Note outstanding hereunder when due or any installment of interest on any Restructured Note or other amount payable hereunder; or

                   (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with the other Restructure Loan Documents shall prove to have been incorrect in any material respect when made; or

                   (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement or in any and all documents executed in conjunction with this Agreement, which failure continues uncured for more than thirty (30) consecutive days. Notwithstanding the foregoing, any failure of the Borrower to perform or observe Sections 8.1(c) and (f) and/or 8.2(a), (b), (c), (d), (e), (f), (g), (h) and (i) shall constitute a Restructure Event of Default without regard to any lapse of time or cure period; or

                   (d) The Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement other than those referred to in Subsections 9.1(a), (b) and (c) above on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after the Borrower knows of such failure; or

                   (e) The Borrower or any of its Consolidated Subsidiaries shall fail to pay when due any obligation (except those specifically arising under the Restructure Loan Documents) in excess of $1,000,000.00 in aggregate amount, or fail to observe or perform any material term, covenant or agreement contained in any agreement for such obligation or indebtedness by which it is bound, in each case for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or

                   (f) (i) The Borrower or any of its Consolidated Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Consolidated Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Consolidated Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (X) results in the entry of an order for relief or any such adjudication or appointment or (Y) remains undismissed, undischarged or unbonded for a period of thirty (30) days; or (iii) there shall be commenced against the Borrower or any of its Consolidated Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or (iv) the Borrower or any of its Consolidated Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) and (iii) above; or (v) the Borrower or any of its Consolidated Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                   (g) One judgment or decree shall be entered against the Borrower or any of its Consolidated Subsidiaries involving a liability (not paid or at least seventy-five percent covered by insurance or the third party indemnity of a solvent indemnitor) equal to or greater than $5,000,000.00 or one or more judgments or decrees shall be entered against the Borrower or any of its Consolidated Subsidiaries involving in the aggregate a liability (not paid or at least seventy-five percent covered by insurance or the third party indemnity of a solvent indemnitor) equal to or greater than $10,000,000.00 and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

                   (h) (1) The Borrower or any of its ERISA Affiliates fails to make full payment when due of all material amounts which, under the provisions of any Pension Plan or Section 412 of the Internal Revenue Code, the Borrower or any of its ERISA Affiliates is required to pay as contributions thereto;

                      (2) Any material accumulated funding deficiency occurs or exists, whether or not waived, with respect to any Pension Plan;

                      (3) The excess of the actuarial present value of all benefit liabilities under all material Pension Plans over the fair market value of the assets of such Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) allocable to such benefit liabilities are greater than five percent of Consolidated Tangible Net Worth;

                      (4) The Borrower or any of its ERISA Affiliates enters into any transaction which has as its principal purpose the evasion of liability under Subtitle D of Title IV of ERISA;

                      (5) (A) Any material Pension Plan maintained by the Borrower or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA, or (B) a trustee shall be appointed by an appropriate United States district court to administer any material Pension Plan, or (C) the PBGC (or any successor thereto) shall institute proceedings to terminate any material Pension Plan or to appoint a trustee to administer any Pension Plan, or
(D) the Borrower or any of its ERISA Affiliates shall withdraw (under Section 4063 of ERISA) from any material Pension Plan, if as of the date of the event listed in subclauses (A) through (C) of this paragraph or any subsequent date, either the Borrower or its ERISA Affiliates has any material liability (such liability to include, without limitation, any material liability to the PBGC, or any successor thereto, or to any other party under Sections 4062, 4063 or 4064 of ERISA or any other provision of law) resulting from or otherwise associated with the events listed in subclauses (A) through (C) of this paragraph;

                      (6) As used in this subsection 9.1(h), the term "accumulated funding deficiency" has the meaning specified in Section 412 of the Internal Revenue Code, and the terms "actuarial present value" and "benefit liabilities" have the meanings specified in Section 4001 of ERISA; or

                   (i) There shall be instituted against the Borrower, or any of its Consolidated Subsidiaries, any proceeding for which forfeiture (not paid or seventy-five percent covered by insurance or the third party indemnity of a solvent indemnitor) of any property equal to or greater than $5,000,000.00 is a potential penalty and such proceeding shall not have been vacated or discharged within thirty (30) days of its institution; or

                   (j) The Borrower shall fail to observe any term, covenant, representation, warranty or other provision contained in the Subordinated Promissory Note or any Debt Instrument permitted pursuant to Section 8.2(h)(11) or Article 11 of this Agreement.

Then (i) upon the occurrence of any Restructure Event of Default described in clause (f) above, the Restructured Loans, and each of them, with accrued interest thereon, and all other amounts owing under this Agreement, the Restructured Notes and the other Restructure Loan Documents shall automatically become due and payable, and (ii) upon the occurrence and continuance of any other Restructure Event of Default, Restructure Agent, at the instruction of the Majority Restructure Lenders, shall, by notice to the Borrower, declare the Restructured Loans hereunder, with accrued interest thereon, and all other amounts owing under this Agreement, the Restructured Notes, and the other Restructure Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Notwithstanding the foregoing, clause
(ii) rather than clause (i) in this paragraph shall apply in the case of a proceeding described in clause (f)(ii) or (iii) above against a Consolidated Subsidiary domiciled outside the United States of America, excluding however, Komag Malaysia from the application of this sentence (in which case, for avoidance of doubt, clause (i) shall apply), provided the laws or regulations of the applicable jurisdiction do not prohibit the Restructure Agent or the Restructure Lenders from giving to the Borrower or Consolidated Subsidiary an acceleration notice of the type described in clause (ii) of this paragraph. Except as expressly provided above in this Section 9.1, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Notwithstanding any other provision of this Agreement, including Section 12.2, notices to the Borrower pursuant to this
Section 9.1 may be communicated orally (including by telephone with a written notice to the Borrower to be subsequently provided by Restructure Agent) or in writing (including telex or facsimile transmission). Notwithstanding any other provision of this Agreement, each Restructure Lender hereby agrees with each other Restructure Lender that no Restructure Lender shall take any action to protect or enforce its rights arising out of or relating to this Agreement, any of the Restructured Notes, or any of the other Restructure Loan Documents (including exercising any rights of offset) without first obtaining the prior written consent of Majority Restructure Lenders, it being the agreement of Restructure Agent and Restructure Lenders that any such action to protect or enforce rights under this Agreement, any of the Restructured Notes, or any of the other Restructure Loan Documents shall be taken in concert and at the direction or with the consent of the Majority Restructure Lenders, and not independently by a single Restructure Lender.

                                   ARTICLE 10

                                RESTRUCTURE AGENT

               SECTION 10.1 RESTRUCTURE AGENT. Fleet is hereby appointed as Restructure Agent by each of the Restructure Lenders to perform such duties on behalf of itself and the other Restructure Lenders, and to have such powers, as are set forth herein and as are reasonably incidental thereto. In performing its functions and duties under this Agreement, Restructure Agent shall act solely as agent of the Restructure Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust hereunder with or for the Borrower. The duties of Restructure Agent shall be mechanical and administrative in nature; Restructure Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Restructure Lender, and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Restructure Agent any obligations in respect of this Agreement, the Restructured Loans, the Restructure Loan Documents or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

               SECTION 10.2 DELEGATION OF DUTIES, ETC. Restructure Agent may execute any of its duties and perform any of its powers hereunder by or through agents or employees, and shall be entitled to consult with legal counsel and any accountant or other professional selected by it. Restructure Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

               SECTION 10.3 INDEMNIFICATION. The Restructure Lenders agree to indemnify Restructure Agent in its capacity as such, to the extent not reimbursed promptly by the Borrower, pro rata according to their respective Restructured Loans Percentage, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Restructure Agent in any way relating to or arising out of this Agreement or the Restructured Notes or any action taken or omitted to be taken or suffered in good faith by Restructure Agent hereunder or thereunder; provided, however, that no Restructure Lender shall be liable for any portion of any of the foregoing items resulting from the gross negligence or willful misconduct of Restructure Agent. Without limitation of the foregoing, each Restructure Lender agrees to reimburse Restructure Agent promptly upon demand for its pro rata share according to their respective Restructured Loans Percentage of any out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by Restructure Agent in connection with the preparation, execution, administration or enforcement of, legal advice in respect of rights or responsibilities under, or amendment, modification or waiver of any provision of, this Agreement, the Restructured Notes, or the other Restructure Loan Documents, to the extent that Restructure Agent is not promptly reimbursed for such expenses by the Borrower.

               SECTION 10.4 EXCULPATORY PROVISIONS.

                   (a) Neither Restructure Agent nor any of its predecessors, officers, directors, employees or agents shall be liable for any action taken or omitted to be taken or suffered in good faith by it or them hereunder or in connection herewith, except that Restructure Agent shall be liable for its own gross negligence or willful misconduct. Restructure Agent and its predecessors shall not be liable in any manner for the effectiveness, enforceability, collectibility, genuineness, perfection, validity, sufficiency or the due execution of this Agreement, the other Restructure Loan Documents or the Restructured Notes or for the due authorization, authenticity or accuracy of the representations and warranties herein or in any other certificate, report, notice, consent, opinion, statement or other document furnished or to be furnished hereunder, and shall be entitled to rely upon any of the foregoing believed by it to be genuine and correct and to have been signed and sent or made by the proper Person. Restructure Agent and its predecessors shall be under no duty or responsibility to the Restructure Lenders to ascertain or to inquire into the performance or observance by the Borrower of any of the provisions hereof or of any document executed and delivered in connection herewith. Each Restructure Lender acknowledges that it has taken and will continue to take such action and to make such investigation as it deems necessary to inform itself of the affairs of the Borrower and each Restructure Lender acknowledges that it had the opportunity to make, has made and will continue to make its own independent investigation of the credit worthiness and the business and operations of the Borrower and that, in entering into this Agreement, and in making its Restructured Loans, it has not relied and will not rely upon any information or representations furnished or given by Restructure Agent, its predecessors or any other Restructure Lender. For the purposes of this Section 10, "predecessors" shall include, without limitation, each of the agents under the Existing Facilities.

                   (b) Each Restructure Lender expressly acknowledges that Restructure Agent and its predecessors have not made any representations or warranties to it and that no act taken by Restructure Agent or its predecessors shall be deemed to constitute any representation or warranty by Restructure Agent or its predecessors to the Restructure Lenders.

                   (c) If Restructure Agent shall request instruction from Restructure Lenders with respect to any act or action (including the failure to take an action) in connection with the

Restructured Loans under this Agreement, Restructure Agent shall be entitled to refrain from such act or taking such action unless and until Restructure Agent shall have received instructions from all of the Restructure Lenders or the Majority Restructure Lenders, as the case may be and as required herein. Without prejudice to the generality of the foregoing, (i) Restructure Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys, accountants, experts and other professional advisors selected by it; and (ii) no Restructure Lender shall have any right of action whatsoever against Restructure Agent or its predecessors as a result of Restructure Agent acting or (where so instructed) refraining from acting under this Agreement with respect to the Restructured Loans in accordance with the instructions of all of the Restructure Lenders or the Majority Restructure Lenders, as the case may be.

               SECTION 10.5 KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that Restructure Agent shall be entitled to assume that no Restructure Event of Default has occurred and is continuing, unless the officers of Restructure Agent immediately responsible for matters concerning this Agreement shall have actual knowledge of such occurrence or shall have been notified in writing by any Restructure Lender that such Restructure Lender considers that a Restructure Event of Default has occurred and is continuing and specifying the nature thereof. In the event that Restructure Agent shall have acquired actual knowledge of any Restructure Event of Default, it shall promptly give notice thereof to the Restructure Lenders.

               SECTION 10.6 RESTRUCTURE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to this Agreement, and all Restructured Loans made by it and any renewals, extensions or deferrals of the payment thereof and any Restructured
Note issued to or held by it, the Restructure Agent shall have the same rights and powers hereunder as any Restructure Lender, and may exercise the same as though it were not Restructure Agent, and the term "Restructure Lender" or "Restructure Lenders" shall, unless the context otherwise requires, include Restructure Agent in its individual capacity. Restructure Agent and each of the Affiliates of a Restructure Lender may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Subsidiary or Consolidated Subsidiary as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Restructure Lenders.

               SECTION 10.7 PAYEE OF RESTRUCTURED NOTES TREATED AS OWNER. Restructure Agent may deem and treat the payee of any Restructured Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement shall have been lodged with Restructure Agent as provided in Section 12.6. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any such Restructured Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Restructured Note or of any Restructured Note or Restructured Notes issued in exchange therefor.

               SECTION 10.8 RESIGNATION OF RESTRUCTURE AGENT. If at any time Restructure Agent deems it advisable, in its sole discretion, it may submit to each of the Restructure Lenders and the Borrower a written notification of its resignation as Restructure Agent under this Agreement, such resignation (subject to the further provisions of this Section 10.8) to be effective on the thirtieth day after the date of such notice. Upon any such resignation, the Majority Restructure Lenders, subject to the prior written consent of the Borrower if no Restructure Event of Default shall have occurred and be continuing (which consent shall not be unreasonably withheld), shall have the right to appoint a successor Restructure Agent. If no successor Restructure Agent shall have been so appointed by the Majority Restructure Lenders and accepted such appointment within thirty (30) days after the retiring Restructure Agent's giving of notice of resignation, then the retiring Restructure Agent may, on behalf of the Restructure Lenders, appoint a successor Restructure Agent, which successor Restructure Agent shall be either a Restructure Lender or if none of the Restructure Lenders is willing to serve as successor Restructure Agent, a bank having combined capital and surplus of at least $100,000,000.00. Any such appointment of a successor Restructure Agent shall be subject to the prior written approval of the Borrower if no Restructure Event of Default shall have occurred and be continuing (which approval shall not be unreasonably withheld). Upon the acceptance of any appointment as Restructure Agent hereunder by a successor Restructure Agent, such successor Restructure Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Restructure Agent, and the retiring Restructure Agent shall be discharged from its duties and obligations under this Agreement. The Borrower and the Restructure Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Restructure Agent's resignation hereunder as Restructure Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Restructure Agent under this Agreement and the Restructured Notes. Notwithstanding the foregoing provisions of this Section 10.8, if at any time there shall not be a duly appointed and acting Restructure Agent, the Borrower agrees to make each payment due hereunder and under the Restructured Loans directly to the Restructure Lenders entitled thereto during such time.

                                   ARTICLE 11

                            CONVERSION LENDER OPTION


               SECTION 11.1 ELECTION. Notwithstanding anything to the contrary in this Agreement or in any other Restructure Loan Document, any Restructure Lender may convert its Restructured Loan (including, for purposes of this Article 11 and for the avoidance of doubt, Existing Loan) into a convertible Debt Instrument subject to the following terms and conditions: (i) for each Restructured Loan owned by such Restructure Lender on the Closing Date, by irrevocable written notice delivered by the Restructure Lender to the Restructure Agent that it shall convert such Restructured Loan to a convertible Debt Instrument on terms and conditions set forth in the Securities Purchase Agreement, the Convertible Note and the Registration Rights Agreement (collectively, the "Conversion Documents") annexed as Exhibit D to this Agreement, which notice shall be delivered concurrently with such Restructure Lender's execution of this Agreement (each, a "Closing Date Conversion Notice"); and (ii) for each Restructured Loan that was not the subject of a Closing Date Conversion Notice, by irrevocable written notice delivered by the Restructure Lender to the Restructure Agent that it shall convert, subject to the Borrower's consent, such Restructured Loan to a convertible Debt Instrument on terms and conditions that are similar in all material respects to those set forth in Exhibit D (collectively, the "Post-Closing Conversion Documents"), which notice shall be delivered concurrently with such Restructure Lender's notice to Borrower of its election to purchase such convertible Debt Instruments (each, a "Post-Closing Conversion Date Notice").

               SECTION 11.2 CONVERSION LENDER. Each Restructure Lender, solely with respect to its Restructured Loan for which irrevocable notice has been delivered to Restructure Agent as provided above, shall be deemed a "Conversion Lender" for purposes of this Article 11.

                   SECTION 11.3 CONVERSION DATE RIGHTS. With respect to each Closing Date Conversion Notice or Post-Closing Date Conversion Notice, such Conversion Lender shall, from and after the effective closing date specified in the Conversion Documents or the Post-Closing Conversion Documents, as applicable (the "Conversion Date"): (i) relinquish all rights and benefits under this Agreement and any other Restructure Loan Document arising or accruing from and after the applicable Conversion Date, and (ii) such Conversion Lender shall be deemed released from all obligations under this Agreement and the other Restructure Loan Documents arising or accruing from and after the applicable Conversion Date, including, without limitation, any such obligations under Sections 4.2(i), 9.l and 10.3 hereof.

In addition, Restructure Agent consent will not be necessary for the assignment by any Restructure Lender of its Restructured Loan subsequent to the Closing Date provided all of the other terms and conditions of Section 12.6 hereof have been satisfied and further provided that the assignee of the Restructure Lender irrevocably agrees at the time of such assignment to become a Conversion Lender with respect to the Restructured Loan it has acquired.

For the avoidance of doubt, the rights and benefits relinquished by any Conversion Lender in subsection (i) of this Section 11.3 shall include any payments of principal, interest, fees, or expenses and any voting rights under this Agreement or any other Restructure Loan Document, to the extent the same arise or accrue after the applicable Conversion Date; provided, however, the Restructure Fee payable under Section 4.1(b) hereof, the $15,000,000.00 mandatory repayment of the principal amount of the Restructured Loan as set forth in the first sentence of Section 4.2(a) hereof, and all rights under the Warrant Agreement, shall be deemed to arise on the Closing Date for the ratable benefit of the Restructure Lenders as of the Closing Date.

                                   ARTICLE 12

                                  MISCELLANEOUS

               SECTION 12.1 AMENDMENTS, ETC.

                      (a) No amendment or waiver of any provision of the Restructure Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Restructure Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, without the written consent of all of the Restructure Lenders, no amendment, waiver or consent shall do any of the following:

                      (b) extend the Restructure Maturity Date, or subject the Restructure Lenders to any additional obligations;

                      (c) reduce the principal of, or interest on, the Restructured Loans or any fee or other amount payable to the Restructure Lenders hereunder;

                      (d) postpone any date fixed for any payment in respect of principal of, or interest on, the Restructured Loans or any fee or other amount payable to the Restructure Lenders hereunder;

                      (e) change the definition of "Majority Restructure Lenders" or any definition or provision of this Agreement requiring the approval of Majority Restructure Lenders or some other specified amount of Restructure Lenders;

                      (f) amend the provisions of Section 4.2(i); or

                      (g) amend the provisions of this Section 12.1; and

provided, further, however, that no amendment, waiver or consent shall, unless in writing and signed by Restructure Agent in addition to the Restructure Lenders required hereinabove to take such action, affect the rights, obligations or duties of Restructure Agent under this Agreement or any other Restructure Loan Document.

               SECTION 12.2 NOTICES, ETC. Except as otherwise set forth in this Agreement, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or facsimile communication) and mailed or telegraphed or telexed or sent by facsimile or delivered, if to the Borrower, at the Borrower's address set forth on the signature page hereof; and if to Restructure Agent and/or the Restructure Lenders, at their respective addresses set forth on the signature page hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when deposited in the mails, delivered to the telegraph company, sent by telex or sent by facsimile, respectively, except that notices and communications to Restructure Agent and the Restructure Lenders pursuant to Articles 4, 8 or 9 shall not be effective until received by Restructure Agent and the Restructure Lenders.

               SECTION 12.3 RIGHT OF SETOFF. Upon and after the occurrence of any Restructure Event of Default, the Restructure Lenders are hereby authorized by the Borrower, at any time, after having first obtained the written consent of Restructure Agent, and from time to time, without prior notice, (a) to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of the Borrower under the Restructure Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by the Restructure Lenders to the Borrower (whether payable in Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and
(b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as the Restructure Lenders in their sole discretion may elect. The Restructure Lenders agree promptly to notify the Borrower after any such setoff and application made by the Restructure Lenders. Upon and during the continuance of any Restructure Event of Default and after having first obtained the written consent of Restructure Agent (which consent shall not unreasonably be withheld), the Restructure Lenders are authorized to debit any account maintained with them by the Borrower for any amount of principal, interest or fees which are then due and owing to the Restructure Lenders by the Borrower.

               SECTION 12.4 NO WAIVER; REMEDIES. The Restructure Lenders' waiver of the Existing Defaults or of any of the terms and/or conditions of the Restructure Loan Documents shall not be deemed a waiver of any such other or future default. No failure on the part of Restructure Agent, on behalf of itself or the Restructure Lenders, or the Restructure Lenders to exercise, and no delay in exercising, any right under any of the Restructure Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any of the Restructure Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               SECTION 12.5 COSTS AND EXPENSES. The Borrower shall, no later than thirty (30) days after written notice thereof, reimburse Restructure Agent and the agents of the Existing Facilities for all reasonable fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

                      (a) any amendment, modification or waiver of, or consent
                          with respect to, any of the Restructure Loan Documents or advice in connection with the administration of the Restructure Loans made pursuant hereto or its rights hereunder or thereunder;

                      (b) any litigation, contest, dispute, suit, proceeding or
                          action (whether instituted by either the Restructure Agent, any Restructure Lender, the Borrower or any other Person) in any way relating to any of the Restructure Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Borrower or any other Person that may be obligated to either the Restructure Agent or any Restructure Lender by virtue of the Restructure Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Restructured Loans during the pendency of one or more Restructure Events of Default;

                      (c) any attempt to enforce any remedies of either the
                          Restructure Agent or any Restructure Lender against the Borrower or any other Person that may be obligated to either the Restructure Agent or any Restructure Lender by virtue of any of the Restructure Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Restructured Loans during the pendency of one or more Restructure Events of Default;

                      (d) any work-out or restructuring of the Restructured
                          Loans during the pendency of one or more Restructure Events of Default; and

                      (e) efforts to (i) monitor the Restructured Loans,
                          (ii) evaluate, observe or assess the Borrower or its affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any property of the Borrower, including, as to each of clauses (a) through (d) of this Section 12.5, all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this
                          Section 12.5 shall be payable, on demand, by the Borrower to the Restructure Agent and Restructure Lenders.

               Without limiting the generality of the foregoing Section 12.5, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services. After the Closing Date, the Restructure Agent and the agents of the Existing Facilities will use their best efforts to retain professional advisors jointly rather than retaining separate counsel, consultants and other professional advisors. Notwithstanding the foregoing Section 12.5, on the Closing Date, and thereafter on a quarterly basis, Crossroads shall provide the Borrower, Restructure Agent and Restructure Lenders with a written budget on a quarterly basis. So long as (a) no Restructure Event of Default shall have occurred and (b) the Restructure Agent, in the exercise of its reasonable discretion, does not believe that there is a reasonable likelihood that a Restructure Event of Default will occur, the Borrower shall not be obligated to reimburse Crossroads for its fees and expenses for any quarter that exceed the budgeted amounts set forth in the applicable budget by more than ten percent unless Crossroads shall have received the written consent of the Restructure Agent and the Borrower (which consent shall not be unreasonably withheld). In the event the Borrower does not pay timely any expenses, fees, charges or costs due pursuant to this Section 12.5, interest shall accrue on such unpaid amount at the rate of ten percent per annum until paid in full.

               SECTION 12.6 ASSIGNMENTS; PARTICIPATIONS.

                      (a) Any Restructure Lender may assign with the consent of the Restructure Agent (which shall not unreasonably be withheld or delayed) all or any portion of its Restructured Loan and Restructured Note to any Person except a Person primarily employed or engaged in any aspect of the computer hardware or peripheral business (a "Prohibited Assignee"). If the assignee of any Restructured Loan or Restructured Note is a broker or other intermediary, the Restructure Lender making the assignment shall be required to obtain, prior to such assignment, a representation from such Person that the Restructured Loan and Restructured Note will not be beneficially owned by any Prohibited Assignee. For purposes of this Agreement, beneficial ownership shall not include an investment in a fund which is independently managed and formed with a primary purpose of purchasing or holding loans. The Restructure Agent and each Restructure Lender, including the Restructure Lender making the assignment, shall be entitled to rely upon such representation without any further investigation or diligence. The minimum amount of any Restructured Loan which may be assigned is the lesser of $5,000,000.00 or the Restructure Lenders' entire Restructured Loan. Upon execution and delivery of an assignment agreement substantially in the form of Exhibit B ("Assignment Agreement"), from and after the effective date specified in such Assignment Agreement (X) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, have the rights and obligations of a Restructure Lender hereunder and
(Y) the Restructure Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement, except with respect to those obligations set forth in the Nondisclosure Agreement which the assignor had previously executed, and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Restructure Lender's rights and obligations under this Agreement, such Restructure Lender shall cease to be a party hereto. Each Restructure Lender's Restructure Loans Percentage hereunder shall be modified to reflect the Restructured Loan of such assignor and assignee (and Schedule 1 shall be deemed amended and revised to reflect such modification), and, if any such assignment occurs while any Restructured Loan is outstanding, new Restructured Notes shall, if requested by the assignor Restructure Lender or such assignee, upon the surrender of the assigning Restructure Lender's Restructured Notes, be issued to such assignee and to the assigning Restructure Lender as necessary to reflect the new Restructured Loans Percentage of the assigning Restructure Lender and of its assignee. Any assigning Restructure Lender shall pay a $2,500.00 fee in connection with the effectiveness of any assignment it makes to the Restructure Agent. The Restructure Agent shall give the Borrower written notice of any assignment disclosed to it within two business days after such disclosure.

For the avoidance of doubt, any Restructure Lender may assign, but is not required to assign, its rights with respect to the Warrant Agreement to any assignee of the Restructured Loan of such Restructure Lender.

                      (b) Each Restructure Lender may sell, negotiate or grant participations to any Person in all or part of the obligations of the Borrower outstanding under the Restructure Loan Documents, without notice to or the approval of Restructure Agent, Restructure Lenders, or the Borrower; provided, however, that any such sale, negotiation or participation shall be in compliance with the applicable federal and state securities laws. No Restructure Lender shall transfer or grant any participating interest under which the participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Restructure Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent as described in the first proviso to Section 12.1. No participant shall constitute a "Restructure Lender" under any Restructure Loan Document, and the Borrower shall continue to deal solely and directly with Restructure Agent and the Restructure Lenders. The Restructure Agent shall give the Borrower written notice of any participation disclosed to it in writing within two (2) business days after receipt of such disclosure.

                      (c) Each Restructure Lender may disclose to any proposed approved assignee or participant which is not a Prohibited Assignee any information relating to the Borrower or any of its Consolidated Subsidiaries; provided, however, that prior to such disclosure such proposed assignee or participant shall have executed a Nondisclosure Agreement substantially in the form of Exhibit C. The applicable Restructure Lender shall provide the Borrower with a copy of the Nondisclosure Agreement executed by any proposed assignee or participant within two business days after such agreement has been executed; provided, however, the failure to so provide such Nondisclosure Agreement shall not constitute a default under, or breach of, this Agreement.

                      (d) Notwithstanding the foregoing provisions of this
Section 12.6, any Restructure Lender may at any time pledge or assign all or any portion of such Restructure Lender's rights under this Agreement or any Restructure Loan Document to a Federal Reserve bank; provided, however, that no such pledge or assignment shall release such Restructure Lender from its obligations hereunder or pursuant to any Restructure Loan Document.

               SECTION 12.7 EFFECTIVENESS; BINDING EFFECT; GOVERNING LAW. This Agreement is being executed on the date hereof by the Borrower, the Restructure Lenders and Fleet (in its capacities as Restructure Agent and Restructure Lender) and is binding on and effective against each such party as of the date hereof. This Agreement shall become effective when it shall have been executed by the Borrower, Restructure Agent and the Restructure Lenders and thereafter shall be binding upon and inure to the benefit of the Borrower, Restructure Agent and the Restructure Lenders and their respective permitted successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Restructure Agent and the Restructure Lenders. THIS AGREEMENT, THE RESTRUCTURED NOTES AND THE OTHER RESTRUCTURE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED

IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW DOCTRINE.

               SECTION 12.8 CONSENT TO JURISDICTION; VENUE; AGENT FOR SERVICE OF PROCESS. All judicial proceedings brought against the Borrower with respect to this Agreement and the Restructure Loan Documents may be brought in any state or federal court of competent jurisdiction in the County of San Francisco in the State of California, and by execution and delivery of this Agreement, the Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The Borrower irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 12.8. The Borrower designates and appoints the Borrower's Chief Financial Officer, from time to time, Komag Incorporated, 1710 Automation Parkway, San Jose, California, 95131-1873, and such other Persons as may hereafter be selected by the Borrower irrevocably agreeing in writing to so serve as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Borrower to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Borrower at its address provided in the applicable signature page hereto, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Borrower refuses to accept service, the Borrower hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Restructure Agent, on behalf of itself and the Restructure Lenders, to bring proceedings against the Borrower in courts of any jurisdiction.

               SECTION 12.9 ENTIRE AGREEMENT. This Agreement with Exhibits and Schedules and the other Restructure Loan Documents embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

               SECTION 12.10 SEVERABILITY OF PROVISIONS. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

               SECTION 12.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               SECTION 12.12 SURVIVAL OF CERTAIN AGREEMENTS. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreement of the Borrower set forth in Section 5.6 and the agreements of the Restructure Lenders set forth in Sections 10.2, 10.3, and 10.4 (as well as any obligations under any Nondisclosure Agreements) shall survive the payment of the Restructure Loans and the Restructured Notes and the termination of this

Agreement. Notwithstanding anything in this Agreement to the contrary, the agreement of the Borrower set forth in Sections 5.5, and 5.7 of this Agreement shall survive for one hundred and eighty (180) days from the date of the payment of the Restructured Loans and Restructured Notes.

               SECTION 12.13 REVIVAL CLAUSE. If the incurring of any debt, the payment of money or transfer of property under the Existing Facilities or the Restructure Loan Documents made to Restructure Agent or any Restructure Lender by or on behalf of the Borrower should for any reason, in whole or in part, subsequently be declared to be "fraudulent" or preferential or otherwise be recoverable (collectively, "Voidable Transfers") within the meaning of any state or federal law governing creditors' rights including the Bankruptcy Code, and Restructure Agent or any Restructure Lender is required to repay or restore any such Voidable Transfers or portion thereof or, upon the advice of its counsel is advised to do so, then, as to any such Voidable Transfer or the amount repaid or restored (including all reasonable costs, expenses and attorneys' fees of Restructure Agent and Restructure Lender related thereto), the liability of the Borrower under the applicable facility shall automatically be revived, reinstated and restored as though such Voidable Transfer had never been made.

               SECTION 12.14 RELEASE OF ALL CLAIMS.

                      (a) The Borrower on behalf of itself and each of its successors and assigns hereby forever and irrevocably releases Restructure Agent, each Restructure Lender and each of their respective officers, representatives, agents, attorneys, employees, financial consultants, predecessors, successors and assigns, from the Claims, whether such Claims are known or unknown, contingent or absolute and howsoever arising.

                      (b) The Borrower has been advised by counsel with respect to the release contained herein. Upon advice of such counsel, the Borrower hereby waives and relinquishes all of the rights and benefits which it has, or may have, with respect to the Claims released under Section 1542 of the California Civil Code or any other similar statute.

                      (c) The Borrower is familiar with and waives the provisions of Section 1542 of the California Civil Code which provide as follows:

                      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

               SECTION 12.15 ADDITIONAL ASSURANCES. The Borrower agrees that it will execute such other documents and instruments and perform such other acts as may reasonably be required by Restructure Agent and Restructure Lenders to carry out and effectuate the purpose and intent of this Agreement.

               SECTION 12.16 CONFIDENTIALITY. Notwithstanding any other provision of this Agreement, each of the Borrower, the Restructure Agent, the Restructure Lenders and Crossroads shall be bound by the provisions of the Nondisclosure Agreement attached hereto as Exhibit C.



                                 [Signature pages follow]

               WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


KOMAG, INCORPORATED




By:
   -------------------------------
Title:
      ----------------------------

Address:
1710 Automation Parkway
San Jose, California 95131-1873
Facsimile: (408) 944-9234
Attention:  Chief Financial Officer


FLEET NATIONAL BANK f/k/a BANKBOSTON, N.A., as Restructure Agent and as a Restructure Lender



By:
   ------------------------------
Title:
      ---------------------------

Address:
100 Federal Street, Mail Stop 01-06-01
Boston, MA 02110
Facsimile:  (617) 434-4775
Attention:  Donald Sheehan


BANK OF MONTREAL, as a Restructure Lender



By:
   ------------------------------
Title:
      ---------------------------

Address:
115 S. LaSalle Street, 12 West
Chicago, IL 60603
Facsimile:  (312) 750-6057
Attention:  Jack J. Kane

BEAR, STEARNS & CO. INC.,
as a Restructure Lender



By:
   ---------------------------------
Title:
      ------------------------------

Address:
245 Park Avenue
New York, New York  10167
Facsimile:  (212) 272-8102
Attention:


COMERICA BANK - CALIFORNIA,
as a Restructure Lender



By:
   ---------------------------------
Title:
      ------------------------------

Address:
55 Almaden Boulevard
Mail Code: 4041
San Jose, California  95113
Facsimile: (408) 556-5855
Attention:  Carol A. Palestro


OLYMPUS SECURITIES, LTD.,
as a Restructure Lender


By:
   ---------------------------------
Title:
      ------------------------------

Address:
c/o Citadel Investment Group, LLC
225 West Washington Street, 9th Floor
Chicago, Illinois  60606
Facsimile:  (312) 368-4650
Attention:  Bradford Couri

NELSON PARTNERS LTD.,
as a Restructure Lender


By:
   ---------------------------------
Title:
      ------------------------------

Address:
c/o Citadel Investment Group, LLC
225 West Washington Street, 9th Floor
Chicago, Illinois  60606
Facsimile:  (312) 368-4650
Attention:  Bradford Couri


THE BANK OF NOVA SCOTIA,
as a Restructure Lender



By:
   ---------------------------------
Title:
      ------------------------------

Address:
One Liberty Plaza
New York, New York 10006
Facsimile:  (212) 225-5205
Attention:  Norm Gillespie


UNION BANK OF CALIFORNIA, N.A.,
as a Restructure Lender



By:
   ---------------------------------
Title:
      ------------------------------

Address:
350 California Street, 7th Floor
San Francisco, California  94104
Facsimile:  (415) 705-7390
Attention:  Christiana Creekpaum

LOEB PARTNERS CORPORATION,
as a Restructure Lender



By:
   ---------------------------------
Title:
      ------------------------------

Address:
61 Broadway, 24th Floor
New York, New York  10006
Facsimile:  212-574-2003
Attention:  Robert Grubin


THE DAI-ICHI KANGYO BANK, LIMITED,
as a Restructure Lender



By:
   ---------------------------------
Title:
      ------------------------------

Address:
Corporate Finance Department I
One World Trade Center, Suite 4911
New York, NY 10048
Facsimile:  (212) 912-1879
Attention:  Nelson Chang


THE INDUSTRIAL BANK OF JAPAN, LIMITED,
as a Restructure Lender


By:
   ---------------------------------
Title:
      ------------------------------

Address:
One Market Street
Spear Tower, Suite 1610
San Francisco, California  94105
Facsimile:  (415) 982-1917
Attention:  Joseph A. Endoso

THE MITSUBISHI TRUST AND BANKING CORPORATION, as a Restructure Lender



By:
   ---------------------------------
Title:
      ------------------------------

Address:
520 Madison Avenue, 26th Floor
New York, New York  10022
Facsimile:  (212) 644-6825
Attention:  Daniel Chang


SANWA BANK CALIFORNIA,
as a Restructure Lender



By:
   ---------------------------------
Title:
      ------------------------------

Address:
444 Market Street, 22nd Floor
San Francisco, CA 94111
Facsimile:  (415) 597-5491
Attention:  George Vetek


BANK ONE, N.A.,
as a Restructure Lender



By:
   ---------------------------------
Title:
      ------------------------------

Address:
Bank One, N.A.
Western Region Managed Assets
AZ1-1283
201 N. Central Avenue
Phoenix, AZ 85004-2267
Facsimile:  (602) 221-1737
Attention:  Dennis Warren

THE FUJI BANK, LIMITED,
as a Restructure Lender



By:
   ---------------------------------
Title:
      ------------------------------

Address:
333 South Hope Street, 39th Floor
Los Angeles, CA 90071
Facsimile:  (213) 253-4178
Attention:
          --------------------------


THE SUMITOMO BANK, LIMITED,
as a Restructure Lender


By:
   ---------------------------------
Title:
      ------------------------------

Address:
555 California Street, Suite 3350
San Francisco, California  94104
Facsimile:  (415) 362-6527
Attention:  Azar Shakeri

                                    EXHIBIT A
                                    ---------

                      FORM OF RESTRUCTURED PROMISSORY NOTE
                      ------------------------------------

                                                           San Jose, California
$                                                          June 1, 2000
 --------------------

                   FOR VALUE RECEIVED, KOMAG, INCORPORATED (the "Borrower"), promises to pay to the order of____________ (the "Restructure Lender"), the principal amount of______________ Dollars ($ )_____________, or, if less, the aggregate amount of the Restructured Loan (as defined in the Restructure Agreement referred to below), outstanding on the Restructure Maturity Date (as defined in the Restructure Agreement referred to below). All unpaid amounts of principal and interest shall be due and payable in full on the Restructure Maturity Date as defined in the Restructure Agreement referred to below.

                   The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Restructure Agreement referred to below.

All payments and prepayments of principal and all payments of interest, fees and other amounts payable in respect of this Restructured Note shall be made by the Borrower to Fleet National Bank f/k/a BankBoston, N.A., as "Restructure Agent" (as that term is defined in the Restructure Agreement referred to below), on behalf of the Restructure Lender, at the head office of the Restructure Agent located at 100 Federal Street, Boston, MA 02110, Attention: Donald Sheehan, OR SUCH OTHER PLACE AS IT SHALL DESIGNATE IN WRITING FOR SUCH PURPOSE IN ACCORDANCE WITH THE TERMS OF THE RESTRUCTURE AGREEMENT REFERRED TO BELOW in immediately available UNITED STATES DOLLARS, on or before 12:00 p.m. (Eastern time) on the due date thereof, WITHOUT COUNTERCLAIM OR SETOFF AND FREE AND CLEAR OF, AND WITHOUT ANY DEDUCTION OR WITHHOLDING FOR, ANY TAXES OR OTHER PAYMENTS. Until notified of the transfer of this Restructured Note, the Borrower shall be entitled to deem the Restructure Lender or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Restructured Note, as the owner and holder of this Restructured Note. Each of the Restructure Lender and any subsequent holder of this Restructured Note agrees that before disposing of this Restructured Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid on the schedule attached hereto, if any; provided, however, that the failure to make notation of any payment made on this Restructured Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Restructured Note.

                   This Restructured Note is referred to in, and is entitled to the benefits of, the Loan Restructure Agreement dated as of June 1, 2000 (as amended, the "Restructure Agreement") among the Borrower, the Restructure Agent, the Restructure Lender and the other Restructure Lenders described therein. The Restructure Agreement is hereby incorporated by reference. The Restructure Agreement, among other things, (i) provides for the restructuring of outstanding indebtedness (the "Restructured Loan") owed by the Borrower to the Restructure Lender in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Restructured Loan being evidenced by this Restructured Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                   The terms of this Restructured Note are subject to amendment only in the manner provided in the Restructure Agreement.

                   No reference herein to the Restructure Agreement and no provision of this Restructured Note or the Restructure Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Restructured Note at the place, at the respective times, and in the currency herein prescribed.

                   The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees and costs, incurred in the collection and enforcement of this Restructured Note. The Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                   This Restructured Note amends, restates and supersedes in its entirety any promissory notes delivered pursuant to the Existing Facilities (as defined in the Restructure Agreement) in favor of the Restructure Lender.

                   IN WITNESS WHEREOF, the Borrower has caused this Restructured Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

                              KOMAG, INCORPORATED,
                              a Delaware Corporation


                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Its:
                                  ----------------------------------------------

                                    EXHIBIT B

                          FORM OF ASSIGNMENT AGREEMENT

                                    EXHIBIT C

                             NONDISCLOSURE AGREEMENT

                                    EXHIBIT D

                              CONVERSION DOCUMENTS



Securities Purchase Agreement
Convertible Note
Registration Rights Agreement

Attached hereto as an addendum.

                                    EXHIBIT E

                          JANUARY PROJECTED PERFORMANCE


                                 (See attached.)

                                   SCHEDULE 1
                                   ----------
                             SCHEDULE OF COMMITMENTS
                             -----------------------

------------------------------------------------------------------------------------------------------------------------------------
Name of                                                   Existing                        Restructured         Restructured
Restructure Lender                                        Loan                            Loan                 Loans Percentage
------------------------------------------------------------------------------------------------------------------------------------
Fleet National Bank f/k/a                                 $33,714,286                     $33,714,286          12.96703%
BankBoston, N.A.

Bank of Montreal                                          $8,571,429                      $8,571,429           3.29670%

Bear, Stearns & Co. Inc.                                  $3,500,000                      $3,500,000           1.34615%

Comerica Bank - California                                $14,285,714                     $14,285,714          5.49451%

Olympus Securities, Ltd.                                  $8,500,000                      $8,500,000           3.26923%

Nelson Partners Ltd.                                      $5,571,429                      $5,571,429           2.14286%

The Bank of Nova Scotia                                   $11,428,571                     $11,428,571          4.39560%

Loeb Partners Corporation                                 $3,000,000                      $3,000,000           1.15385%

Union Bank of California, N.A.                            $11,428,571                     $11,428,571          4.39560%

The Dai-Ichi Kangyo Bank, Limited                         $35,000,000                     $35,000,000          13.46154%

The Industrial Bank of Japan, Limited                     IBJ Facility I:                 $15,000,000          5.76923%
                                                          $50,000,000

The Mitsubishi Trust and Banking Corporation              Participant's share equals:     $10,000,000          3.84615%
                                                          $10,000,000

Sanwa Bank California                                     Participant's share equals:     $10,000,000          3.84615%
                                                          $10,000,000

Bank One, N.A.                                            Participant's share             $15,000,000          5.76923%
                                                          equals:
                                                          $15,000,000

The Industrial Bank of Japan, Limited                     IBJ Facility II:                $25,000,000          9.61539%
                                                          Existing Loan Amount:
                                                          $75,000,000

The Mitsubishi Trust and Banking Corporation              Participant's share equals:     $20,000,000          7.69231%
                                                          $20,000,000

The Fuji Bank, Limited                                    Existing Loan Amount:           $15,000,000          5.76923%
                                                          $15,000,000

------------------------------------------------------------------------------------------------------------------------------------
Name of                                                   Existing                        Restructured         Restructured
Restructure Lender                                        Loan                            Loan                 Loans Percentage
------------------------------------------------------------------------------------------------------------------------------------
                                                          Existing Loan Amount:           $15,000,000          5.76923%
The Sumitomo Bank, Limited,                               $15,000,000
------------------------------------------------------------------------------------------------------------------------------------
                                                          TOTAL:                          $260,000,000
------------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2
                                   ----------

                   SUBSIDIARIES AND CONSOLIDATED SUBSIDIARIES
                   ------------------------------------------


                                                                        Percentage of the
                                                                      Borrower's Ownership
                                                                      ---------------------
1.  Komag Material Technology, Inc.                                               80%

2.  Komag Technology Partners                                                     50%

3.  Asahi Komag Co., Ltd.                                                          0%*

4.  Komag (Bermuda) Ltd.                                                         100%

5.  Komag USA (Malaysia) Sdn                                                       0%**

6.  Dastek Holding Company                                                        60%

7.  Dastek (M) SDN BHD                                                             0%***

8.  Asahi Komag (Thailand) Co., Ltd                                                0%****

9.  Komag FSC (Barbados) Ltd.                                                    100%

10. Komag Distribution Company                                                   100%

11. Komag Netherlands Antilles N.V.                                                0%*****

12. Komag Technology (N) B.V.                                                      0%******

13. Komag Asia-Pacific, Inc.                                                     100%



-------------------------------


* Borrower is a 50% partner of Komag Technology Partners, which owns 100% of Asahi Komag Co., Ltd.

**     Komag Bermuda Ltd. owns 100% of Komag USA (Malaysia) Sdn.

***    Dastek Holding Company owns 100% of Dastek (M) SDN BHD.

****   Asahi Komag Co., Ltd. owns 100% of Asahi Komag (Thailand) Co., Ltd.

*****  Komag (Bermuda) Ltd. owns 100% of Komag (Netherlands Antilles) N.V.

****** Komag (Netherlands Antilles) N.V. owns 100% of Komag Technology (N) B.V.

                                   SCHEDULE 3

                      EXISTING LIENS AND SECURITY INTERESTS


         1.  Purchase money security interests in equipment; and

         2.  UCC filings evidencing leased equipment.

         3. UCC filings granted by WDC against assets that were acquired by the Borrower in the WD Asset Acquisition (other than those evidencing leased equipment). The Borrower covenants and agrees that these UCC filings shall be irrevocably released and terminated by no later than June 30, 2000.

                                   SCHEDULE 4

                                   LITIGATION



The company has received a letter on behalf of Magnetic Memory Development, LLC ("MMD") referencing a number of patents issued on alleged inventions by Virgil Hedgcoth (U.S. Patent Nos. 4,735,840, 4,894,133, 5,020,747, 5,316,864, and
5,636,970). MMD is the purported owner of these patents. MMD has offered to grant a license to the Company under the patents listed, and the Company and MMD are currently in discussions regarding a license. However, the Company can give no assurance regarding whether the terms of the license will be agreed upon, whether this matter will lead to litigation, the probable outcome of any litigation, if litigation is commenced, or the amount of damages awarded against the Company should such litigation occur and be determined unfavorably to the Company.

               Asahi Glass Company, Ltd. ("Asahi"), has asserted that it has an exclusive right to Komag's intellectual property relating to glass substrates under a technical cooperation agreement between Komag and Asahi. Komag disagrees with Asahi's position. Komag and Asahi are currently in discussions regarding this issue.